As filed with the Securities and Exchange Commission on August 25, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HomesToLife Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	5712	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

12 Tai Seng Link

GRC Centre, #03-01A

Singapore 534233

+65 9730 3718

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
Henry Yin, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR 852-3923-1111	F. Holt Goddard, Esq. Xiaoqin “Sherry” Li, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Phone: (212) 407-4000 Fax: (212) 407-4990	Man Chiu Lee, Esq. Dentons Hong Kong, LLP 3201 Jardine House 1 Connaught Place Central, Hong Kong SAR Phone: 852-2523-1819 Fax: 852-2868-0069	Ilan Katz, Esq. Ira Kotel, Esq. Grant Levine, Esq. Dentons US LLP 1221 Avenue of the Americas New York, NY 10020 Phone: (212) 768-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 25, 2026

HomesToLife Ltd

[●] Ordinary Shares

We are offering up to [●] ordinary shares of a nominal or par value of US$0.0001 each (the “Ordinary Shares”) of HomesToLife Ltd, a Cayman Islands exempted company (“we,” “us,” “our,” “our Company,” and the “Company”), directly to investors pursuant to this prospectus at an assumed offering price of US$[●] per share, which was the closing price of our Ordinary Shares on the Nasdaq Capital Market on [●], 2026, for gross proceeds of up to $[●]. The offering price per Ordinary Share will be determined between us and the placement agent based on market conditions at the time of pricing, and may be at a discount to the then current market price of our Ordinary Shares. Therefore, the recent market price of our Ordinary Shares referenced throughout this preliminary prospectus may not be indicative of the final offering price per Ordinary Share.

Our share price is volatile. Since our initial public offering (the “IPO”) that was consummated on October 2, 2024, our Ordinary Shares have traded at various prices from a low of $1.56 to a high of $13.74 per share. Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HTLM”. On August 21, 2026, the last reported sales price of our Ordinary Shares on the Nasdaq Capital Market was $1.82 per share.

We have applied for a secondary listing by way of introduction (the “Introduction” or “Proposed Listing”) of our Ordinary Shares on the Main Board of Singapore Exchange Securities Trading Limited (the “SGX-ST”), which will be granted when we have been admitted to the Official List of the SGX-ST. Investors should not take our eligibility to list and admission to the Official List of the SGX-ST as an indication of the merits of the Introduction, us and our subsidiaries or our Ordinary Shares. Except as may be otherwise agreed by us and the placement agent, the initial trading and settlement of the Ordinary Shares offered and sold in this offering will take place under a book-entry (scripless) securities settlement system operated by The Central Depository (Pte) Limited (“CDP”), the Singapore clearing house and central depository. A purchaser of shares in this offering will receive only a customary confirmation from the registered dealer from or through whom shares are purchased and who is a CDP depository agent. CDP is a DTC participant. The shares being offered will be held as book-entry interests in our registered Ordinary Shares by CDP for and on behalf of persons who maintain, either directly, or indirectly through CDP depository agents, securities accounts with CDP. See “Plan of Distribution”. A purchaser of shares in this offering is deemed to represent such purchaser’s ability to receive such shares in accordance with Rule 105 of Regulation M.

We will offer the Ordinary Shares and expect to issue them in a single closing. We expect this offering to be completed not later than one business day following the commencement of sales in this offering (after the effective date of the registration statement of which this prospectus forms a part), and we will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds by us.

We have engaged UOB Kay Hian Private Limited (the “placement agent” or “UOBKH”), to act as our exclusive placement agent in connection with this offering.

The placement agent has agreed to use its best endeavours to arrange for the sale of the securities offered by this prospectus in Singapore to certain institutional and accredited investors. See “Plan of Distribution.”

The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no minimum offering requirement as a condition of closing this offering. We may sell fewer than all of the Ordinary Shares offered hereby, which may significantly reduce the proceeds we receive. Because there is no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors” for more information regarding risks related to this offering. We will bear all costs associated with the offering. See “Plan of Distribution” for more information regarding these arrangements.

We are a holding company incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our operating subsidiaries. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

We are an “emerging growth company” and a “foreign private issuer,” each as defined under the U.S. federal securities laws, and, as such, are eligible for reduced public company reporting requirements for this and future filings.

Investing in our Ordinary Shares involves a high degree of risk. Before buying any Ordinary Shares, you should carefully read the discussion of the material risks of investing in our Ordinary Shares under the heading “Risk Factors” beginning on page 14 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Offering price	$	$
Placement agent fees(1)	$	$
Proceeds to our Company before expenses	$	$

(1)	We have agreed to pay the placement agent a cash fee equal to 3.0% of the aggregate gross proceeds raised in this offering and to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

Delivery of the securities hereby is expected to be made on or about         , 2026, subject to the satisfaction of customary closing conditions.

Sole Placement Agent

UOB Kay Hian Private Limited

Prospectus dated         , 2026.

You should rely only on the information contained in this prospectus. We have not, and the placement agent has not, authorized anyone to provide you with information different from what is contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the placement agent are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States, neither we nor the placement agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, and Singapore where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Ordinary Shares and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC. We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus, or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in or incorporated by reference into this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in or incorporated by reference into this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our fiscal year ends on December 31 of each year. References in this prospectus to a fiscal year, such as “fiscal year 2025”, relate to our fiscal year ended December 31 of that calendar year.

Financial Information in U.S. Dollars

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated and combined statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated and combined financial statements have been expressed in US$. The Company’s major operating subsidiaries operating in Singapore maintain their books and records in US$, with the exception of HomesToLife Pte Ltd, which keeps its books in Singapore Dollars (“SGD”), being the primary currency of the economic environment in which its business is conducted. However, other operating subsidiaries operating overseas maintain their books and records in their respective local currencies, Australian Dollars (“AUD”), Euro (“EUR”), Japanese Yen (“JPY”), South Korean Won (“KRW”) and British Pound (“GBP”), in each case being the primary currency of the economic environment in which that subsidiary conducts its operations. In general, for consolidation purposes, assets and liabilities of our subsidiaries whose functional currency is not US$ are translated into US$, in accordance with Accounting Standards Codification (“ASC”) Topic 830-30, Translation of Financial Statement (“ASC 830”), using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income (loss) within the consolidated and combined statements of changes in shareholders’ equity.

Translation of amounts has been made at the following exchange rates into US$1.00 in this prospectus :

US$ Exchange rate	2023	2024	2025	At June 30, 2026
Year/Period-end SGD:US$1 exchange rate	1.3193	1.3662	1.2847	1.2937
Average SGD:US$1 exchange rate	1.3428	1.3363	1.3056	1.2800
Year/Period-end AUD:US$1 exchange rate	1.4646	1.6168	1.4925	1.4550
Average AUD:US$1 exchange rate	1.5051	1.5158	1.5497	1.4337
Year/Period-end EUR:US$1 exchange rate	0.9040	0.9661	0.8511	0.8766
Average EUR:US$1 exchange rate	0.9245	0.9242	0.8859	0.8569
Year/Period-end JPY:US$1 exchange rate	141	157	156	162
Average JPY:US$1 exchange rate	141	151	150	158
Year/Period-end KRW:US$1 exchange rate	1,291	1,478	1,420	1,528
Average KRW:US$1 exchange rate	1,307	1,363	1,399	1,460
Year/Period-end GBP:US$1 exchange rate	0.7847	0.7987	0.7425	0.7553
Average GBP:US$1 exchange rate	0.8039	0.7824	0.7573	0.7439

iii

MARKET AND INDUSTRY DATA

We obtained the industry, market, and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors” and “Use of Proceeds” included elsewhere in this prospectus, and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry” and “Business” incorporated by reference. These statements relate to events that involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “is/are likely to,” “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim,” “may,” “might,” “could” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements.

These forward-looking statements are subject to risks, uncertainties, and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

Forward-looking statements include, but are not limited to, statements about: the following:

●	our goals and growth strategies;

●	our future business development, financial condition and results of operation;

●	our expectations regarding demand for and market acceptance of our services;

●	our expectations regarding our relationships with our investors and borrowers;

●	competition in our industry;

●	relevant government policies, laws and regulations relating to our industry;

●	continued market acceptance of our services and products;

●	protection of our intellectual property rights;

●	changes in the laws that affect our operations;

●	fluctuations in operating results;

●	inflation and fluctuations in foreign currency exchange rates;

●	dependence on our senior management and key employees;

●	our ability to continue to develop new technologies and/or upgrade our existing technologies;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	capabilities of our business operations;

●	changes in general economic, business and industry conditions; and

●	other risks and uncertainties indicated in this prospectus, including those set forth in “Risk Factors.”

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

v

DEFINITIONS

Except where the context otherwise requires and for purposes of this prospectus only:

●	“1Q2026” means the financial period from January 1, 2026 to March 31, 2026;

●	“B2B” means business-to-business;

●	“CAGR” means the compounded annual growth rate, representing the year-on-year growth rate over a specific period of time;

●	“Company,” “HomesToLife Cayman” or “our Company” means HomesToLife Ltd, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on February 16, 2024;

●	“Companies Act” means the Companies Act (2023 Revision) of the Cayman Islands, as amended, supplemented or modified from time to time;

●	“Controlling Shareholders” means Mr. Phua Yong Pin, and Mr. Phua Yong Tat;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“FY” means the fiscal year ended or ending December 31;

●	“Group”, “our Group”, “we”, “us”, or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors;

●	“HTL FE” means HTL Far East Pte. Ltd., a company incorporated in Singapore on October 28, 2024, and an indirect wholly-owned subsidiary of our Company;

●	“HTL Marketing” means HTL Marketing Pte. Ltd., a company incorporated in Singapore on December 23, 2020, and direct wholly-owned subsidiary of our Company;

●	“HTL Group” means collectively all of the entities controlled or owned by Messrs. Phua Yong Pin and Phua Yong Tat, who are also our founders and our Chairman and Vice Chairman respectively;

●	“HomesToLife International” means HomesToLife International Pte. Ltd., a company incorporated in Singapore on February 22, 2024, and a direct wholly-owned subsidiary of our Company;

●	“HomesToLife Singapore” means HomesToLife Pte. Ltd., a company incorporated in Singapore on September 28, 1989, and an indirect wholly-owned subsidiary of our Company;

●	“IRAS” means the Inland Revenue Authority of Singapore;

●	“Nasdaq Listing Rules” means the listing rules of the Nasdaq, as amended, modified or supplemented from time to time;

●	“Ordinary Shares” or “Shares” means the ordinary shares of HomesToLife Ltd, par value US$0.0001 per share;

●	“Relevant Period” means the period comprising FY2023, FY2024, FY2025 and 1Q2026, and the period commencing from April 1, 2026 up to June 30, 2026;

●	“S$” or “SGD” means Singapore dollar(s), the lawful currency of Singapore;

●	“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

●	“Securities Act” means the Securities Act of 1933, as amended;

●	“SFA” means the Securities and Futures Act 2001 of Singapore, as amended, supplemented or modified from time to time;

●	“Singapore Code of Corporate Governance” means the Code of Corporate Governance 2018 and the accompanying Practice Guidance;

●	“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time;

●

“Substantial Shareholder” means a person who has an interest or interests in the Shares, where the total votes attached to those Shares is not less than 5.0% or more of the total votes attached to all Shares;

●	“US$” or “U.S. dollar(s)” means the legal currency of the United States; and

●	“U.S.” means the United States of America.

vi

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” and our consolidated and combined financial statements and notes to those statements, included elsewhere or incorporated by reference in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are a global home furniture company headquartered in Singapore. Leveraging 50 years of heritage established by our founders, being our Executive Directors, our Group combines wholesale distribution, consumer retail and sourcing capabilities, supported by a diversified sourcing and supplier network across China, Vietnam and India.

Our Group operates through three core business divisions: (a) export division for supplying furniture to wholesale customers such as retailers and distributors worldwide; (b) leather trading division; and (c) retail division, with direct retail operations in Singapore and South Korea. Across these business divisions, our Group operates an integrated supply chain model that encompasses product design and development, sourcing from our manufacturing partners, and the coordination of logistics and distribution channels. This operating model enables our Group to translate designs into production-ready products efficiently, supporting both branded and white-label offerings, and allows us to deliver scale and consistency across multiple markets.

(a)	Export division for supplying furniture to customers worldwide

Under our export sales business, our Group engages in business-to-business sales of upholstered furniture and case goods to our customers, including but not limited to furniture retailers and distributors worldwide. Products are mainly sold on a wholesale basis under Free on Board (FOB) and landed terms and include both branded and white-label offerings.

(b)	Leather trading division

Under our leather trading business, our Group procures raw hides from global suppliers and sells them principally to a related party tannery and other third parties. Such raw hides are processed by the tannery into finished upholstery leather which are in turn used by our related party manufacturers to manufacture upholstered furniture. The leather trading business ensures a stable supply of high-quality leather for our upholstered products, improves cost visibility across the supply chain, and facilitates the provision of custom colours and textures in our Group’s product offerings.

(c)	Retail division, with direct retail operations in Singapore and South Korea

Under our retail business, our Group offers leather and fabric upholstered furniture, case goods and home accessories to end consumers through our retail store network across Singapore and South Korea.

Our retail operations primarily serve as a direct-to-consumer channel and brand showcase for our Group’s upholstered furniture offerings. The retail stores are strategically located in areas with good market potential or customer demands, taking into account population density, average income level of residents and their discretionary spending, and the presence of related trade mix in proximity.

Our retail business also functions as a testing platform for new designs, materials and retail concepts, providing customer insights that support our Group’s product development and merchandising activities. The business is complemented by an e-commerce platform at www.homestolife.com offering online purchasing and post-sales support.

As at June 30, 2026, our Group operates four Group-owned and directly operated retail stores in Singapore. In South Korea, our consumer retail operations comprise a combination of two Group-owned and directly operated retail stores and department store concessions.

Our Group’s products are procured from related party manufacturers across China, Vietnam, and India, which our Group views as having the scale, cost and operational efficiency, to meet the supply requirements of our Group. This is supported by centralised freight management, warehousing and distribution capabilities, enabling seamless end-to-end service delivery. Across the supply chain, our Group maintains audit, quality and environmental compliance standards to support consistent execution and operational reliability.

We provide end-to-end global logistics solutions for our customers, covering freight, customs, insurance, and shipping, from factory pick-up in China, Vietnam, and India, to shared shipping with leading freight forwarders, and last mile delivery service providers.

1

Corporate History and Structure

Our Company was incorporated in the Cayman Islands on February 16, 2024 under the Companies Act as an exempted company with limited liability under the name of “HomesToLife Ltd”, and has been listed on the Nasdaq Capital Market since October 1, 2024 under the stock code “HTLM”. Our Company’s registration number is 407249. Our authorized share capital is currently US$50,000.00 divided into 500,000,000 Ordinary Shares of par value of US$0.0001 each.

HomesToLife Singapore, one of our operating subsidiaries, was initially incorporated in September 1989 under the name “Hwa Tat Lee Leather Pte Ltd” in Singapore by three brothers, Messrs. Phua Yong Pin, Phua Yong Sin and Phua Yong Tat (altogether known as, the “Phua Brothers”), as part of the then HTL Group of companies founded by the Phua Brothers. It underwent several name changes before becoming HomesToLife Pte. Ltd. in 2019. Its business transitioned from leather trading to furniture retail in 2014, was sold to a third party in 2018, before being subsequently returned to the beneficial ownership of Messrs. Phua Yong Pin and Phua Yong Tat in 2022.

In preparation for the Company’s IPO, our Group completed a reorganization (the “Reorganization”) in May 2024. Prior to the Reorganization, HomesToLife Singapore was a wholly owned subsidiary of New Century International Homes Pte. Ltd., a Singapore incorporated company, which was in turn an indirect wholly owned subsidiary of Golden Hill Investments.

After the Reorganization, HomesToLife Cayman directly owns HomesToLife International, which is the direct holding company of 100% shares of HomesToLife Singapore.

Subsequently, our Shares were priced on September 30, 2024, and began trading on the Nasdaq Capital Market under the ticker “HTLM” on October 1, 2024. Our IPO closed on October 2, 2024.

On October 28, 2024, we incorporated HTL FE as a second operating company under HomesToLife International, expanding our business beyond retail in Singapore to export sales in Japan and South Korea.

On May 19, 2025, we acquired 100% of the equity interests in HTL Marketing, a B2B procurer and supplier of premium upholstered furniture and leather materials for sofa manufacturing, from New Century International Homes Pte. Ltd., for a consideration of 75,000,000 Ordinary Shares of the Company issued to the seller. With the acquisition of HTL Marketing and its subsidiaries, the Company significantly expanded its operations to include the export of upholstered furniture across the Asia-Pacific, Europe and North America regions. New Century Furniture Pte. Ltd. (“NCFTP”), HTL France SAS (“HTLF”), HTL ANZ PTY LTD (“HTLA”), HTL Korea Co., Ltd. (“HTL Korea”), Hwa Tat Lee Japan Co., Ltd. (“HTL Japan”), Terasoh Co., Ltd. (“TCL”), HTL Taiwan Holding Pte. Ltd. (“HTL TW”), HTL (UK) Limited (“HTL UK”) became wholly-owned subsidiaries of the Company on May 19, 2025 upon the acquisition of HTL Marketing.

Corporate Structure

As at the date of this prospectus, our Group comprised the Company and its subsidiaries, HomesToLife International, HomesToLife Singapore, HTL FE, HTL Marketing, NCFTP, HTLF, HTLA, HTL Korea, HTL Japan, TCL, HTLTW, and HTL UK.

2

The chart below illustrates our corporate structures and identifies our subsidiaries as of the date of this prospectus:

Phua Yong Pin
(Singapore)
Phua Yong Tat
(Singapore)
50%
50%
Golden Hill Investments
(Cayman)
Golden Hill Capital Pte Ltd
(Singapore)
Golden Hill Capital Ltd
(BVI)
New Century International Homes Pte. Ltd.
(Singapore)
Other Shareholders
11.2%
83.6%
5.2%
HomesToLife Ltd
(Cayman Islands)
HomesToLife International Pte. Ltd.
(Singapore)
HTL Marketing Pte. Ltd.
(Singapore)
New Century Furniture Pte. Ltd.
(Singapore)
HTL Far East Pte. Ltd.
(Singapore)
HomesToLife Pte. Ltd.
(Singapore)
HTL France SAS
(France)
HTL ANZ PTY LTD
(Australia)
HTL Korea Co., Ltd.
(South Korea)
Hwa Tat Lee Japan Co., Ltd.
(Japan)
Terasoh Co., Ltd.
(Japan)
HTL Taiwan Holding Pte. Ltd.
(Singapore)
HTL (UK) Limited
(British)

- Unless otherwise stated, all ownership percentages are 100%.

3

Recent Developments

Competitive Strengths

Our Directors believe that our competitive strengths include the following:

We operate an integrated product design and development, sourcing and distribution platform

Our Group operates an integrated product development, sourcing and distribution platform spanning product design and development, procurement of leather hides, sourcing of upholstered furniture from manufacturing partners, and coordination of logistics and distribution.

Our product design and development function is led by Mr. Phua Yong Tat, our Vice Chairman, who oversees our Group’s product development, product design, brand promotion, and business expansion strategies. He is supported by two key design personnel based in Singapore, who coordinate the overall design direction and oversee design execution.

The majority of our Group’s product design and development work is outsourced to the HTL Group, pursuant to a service agreement under which our Group pays a professional fee for the design services rendered.

This arrangement provides our Group with access to the scale and depth of the design resources available through the HTL Group, while allowing us to maintain a relatively lean in-house design team in Singapore. It facilitates the development of a broad and regularly refreshed product portfolio comprising hundreds of models to cater to our retail customers, and from which our export sales and wholesale customers may select products suitable for their respective markets and customer segments.

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Our Group also coordinates the procurement of leather hides through our Central Procurement Unit and sources upholstered furniture from the HTL Group’s factories in China, Vietnam and India. Logistics, freight, shipping and last-mile delivery are coordinated through third-party service providers. This operating model allows our Group to coordinate product specifications, production schedules and delivery requirements across our customer base, while retaining flexibility to respond to local market requirements and customer preferences.

Through this integrated platform, our Group supports both our own proprietary brands as well as white-label arrangements for wholesale customers, providing scalable and production-ready product offerings across different markets.

We have an established export platform with global market reach and quick fulfilment capability

Our Group has built an established wholesale export platform with global market reach, serving a wide customer base of furniture retailers and distributors in more than 30 countries across Asia-Pacific, Europe and North America. This platform enables the scaling of product offerings through B2B partners, with our products sold in more than 5,000 retail outlets globally (including retail outlets not directly operated by our Group, such as department stores and other retailers).

Our export revenue has grown steadily from US$311.1 million in FY2023 to US$349.6 million in FY2025. In FY2025, Europe accounted for approximately 59.7% of our export revenue, with Asia-Pacific and North America accounting for approximately 26.9% and 13.4% respectively. Although Europe is currently our largest export market, our presence across these three principal regions reduces our dependence on any single country and provides multiple avenues for the distribution of our products.

Our Group is further differentiated through our ability to offer both ready-stock and made-to-order fulfilment options. Where inventory is available at an overseas warehouse, selected ready-stock models may be delivered to wholesale and retail customers in that country within a shorter timeframe following confirmation of an order, while customised made-to-order sofas are generally available for delivery to customers within approximately 8 to 12 weeks.

This dual fulfilment model, which combines customised production with quick-ship availability, provides our wholesale customers with the flexibility to plan regular inventory replenishment, while also responding to urgent or ad-hoc orders. This rapid fulfilment capability is supported by our Group’s close working relationships with related party manufacturers and tannery operations within the HTL Group, which maintain ready production capacity and finished goods inventory for selected products to support fast-turnaround orders.

Our Group has in place 20-year term contract manufacturing agreements with these related party manufacturers within the HTL Group. These arrangements support continuity of supply and facilitate coordination over product specifications, production scheduling and quality requirements. We believe this quick-ship capability, with the availability of both ready-stock and made-to-order options, enhances our value proposition to wholesale customers and provides a significant competitive advantage.

We have established multi-brand, white label, and customisation capabilities serving different customer segments

Our Group maintains a diversified portfolio of six furniture brands: Domicil, Fabbrica, Corium, HomesToLife, RelaxStudio and Gallery, each positioned to address different consumer preferences and price segments across markets. This multi-brand approach enables our Group to tailor its product and brand mix to the characteristics of individual markets and distribution channels. In addition to distributing products under our own brands, our Group supplies white-label products to wholesale customers who sell our products under their own brands.

Our wholesale customers may select from a range of customisation options (including choice of leather or fabric, colour, configuration and sizing) without the cost and complexity of fully bespoke manufacturing, as our related-party manufacturers can produce a variety of specifications with their production infrastructure. This multi-brand and white-label model enables our Group to serve customers ranging from premium European furniture retailers to regional distributors and department store operators across Asia-Pacific, while maintaining consistent quality standards across our product lines.

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In the last ten years or more, we have established the HomesToLife, Domicil and Fabbrica brands and our Group’s reputation as a premium furniture retailer offering products that deliver exceptional value.

Apart from this, we have also established HTL as a trusted and reliable brand in the wholesale furniture industry, and our furniture is recognised for its high quality. As a result, many of our wholesale customers, including retailers that operate their own brands, place orders for our wholesale furniture on a recurrent basis, and we enjoy steady sales to such wholesale customers.

We have an experienced management team with deep industry relationships and market knowledge

Our Group is led by an experienced management team with extensive knowledge and experience in the global upholstered furniture industry. Each of Mr. Phua Yong Pin, our Chairman, and Mr. Phua Yong Tat, our Vice Chairman, has over 40 years of experience in the furniture industry. Messrs. Phua Yong Tat and Phua Yong Pin are primarily responsible for the formulation and implementation of our business strategies and the oversight of our operations. Messrs. Phua Yong Tat and Phua Yong Pin are supported by our CEO, Ms. Phua Mei Ming, who has over 25 years of experience in the furniture industry, and has been primarily responsible for driving both retail and wholesale operations, brand development and fostering organisational development of our Group. The depth of industry knowledge within our management team has enabled our Group to build and maintain long-standing relationships with our wholesale customers over the years. Many of our major wholesale customers have maintained purchasing relationships with our Group for over a considerable period, reflecting the trust and reliability that our management team has established in the global furniture market.

Our management team’s familiarity with different geographic markets and customer segments enables our Group to monitor changes in consumer preferences, identify product and market opportunities and adapt our product offerings to local requirements. The team has overseen the development of our retail operations in Singapore and South Korea, and the expansion of our export sales into key global markets across Asia-Pacific, Europe, and North America. We believe that our management team’s industry experience, relationships and market knowledge will continue to support the operation and expansion of our business.

We are uniquely positioned to offer a one-stop shop for retail customers

Our Group offers retail customers a broad range of upholstered furniture, case goods, accessories, and other home furnishing products. In addition to our own portfolio of upholstered furniture brands, our case goods, accessories and complementary furniture products are sourced internationally and carefully curated by us to complement our upholstered furniture offerings. This allows customers to purchase multiple categories of furniture and accessories through our retail platform. It also provides our retail operations with opportunities to cross-sell complementary products and to fulfil a wider range of customer furnishing requirements.

Additionally, we are positioned as a luxury furniture retailer, and our sales personnel provide significant value-added services at no additional cost to our customers, in order to improve the customer purchasing experience and support sales conversion. For example, our sales personnel at each of our retail stores are trained to understand customers’ furnishing preferences and provide product selection and space-planning guidance. Customers may provide information on their preferred style, intended use, available space and budget, following which our sales personnel can recommend products, configurations and complementary furnishings suited to those requirements.

Together with our broad product range and experience in upholstered furniture, these capabilities strengthen the positioning of our Group in the premium furniture retail segment.

Business Strategies

Our goal is to strengthen our position as a leading global platform for the design, sourcing, distribution and retail of premium upholstered furniture, while delivering sustainable growth across our export, leather trading and retail divisions. Going forward, we also plan to expand our Group’s presence to new markets in Asia-Pacific. We hope to achieve this through our strategies and future plans below:

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Strengthen our brand positioning and marketing capabilities

Our Group is entering a new phase of brand-led expansion, with a focus on developing our brand strategy, strengthening our marketing capabilities and coordinating regional execution, particularly across our export and retail divisions. Our Group’s six-brand portfolio (Domicil, Fabbrica, Corium, HomesToLife, RelaxStudio and Gallery) is managed under a centrally aligned, Group-wide framework to promote brand consistency, strategic coherence, and disciplined execution across our relevant markets and distribution channels. This structured brand architecture is intended to facilitate more focused customer targeting and strengthen overall brand equity. We intend to adopt consistent brand messaging, develop curated product collections, and enhance our retail and trade marketing activities to strengthen engagement with consumers and business partners and support the long-term development of our brands.

At the corporate level, we will continue to define overarching brand positioning, portfolio architecture, and long-term brand development priorities, while regional teams will adapt and implement marketing initiatives for their respective markets within the parameters of our Group’s overall brand framework, with a focus on the following:

●	Export: Strengthening brand credibility and product positioning, and developing long-term and scalable partnerships with wholesale customers and distributors.

●	Retail: Enhancing lifestyle positioning, consumer engagement, and the accessibility of our Group’s portfolio of brands.

This approach is intended to ensure that each segment’s value proposition is clearly articulated while collectively reinforcing our Group’s global brand positioning and market leadership. Aligning messaging, channel strategy, and service standards across segments strengthens cross-segment synergies and improves the effectiveness of our marketing initiatives.

For our export business, we intend to focus on strengthening brand credibility, product positioning and developing scalable partnerships to support long-term relationships with wholesale customers and distributors. We also intend to selectively participate in exhibitions and industry platforms to enhance brand visibility, support our premium product positioning, and expand market access across multiple distribution channels. Our Group intends to continue participating in leading international exhibitions, including Canton Fair, Shanghai Fair and Brussels Fair, to develop and deepen trade relationships, enhance brand awareness, and create opportunities for long-term growth.

For our retail business, we intend to focus on lifestyle positioning, consumer engagement and premium accessibility through our brand portfolio. In Singapore and South Korea, we intend to continue promoting our brands through social media platforms, engagement with key opinion leaders, and in-house content creation, which we believe is more cost-effective and allows us to be more responsive to changes in consumer preferences and market trends. We plan to continue undertaking sponsorship of events and attending or hosting exhibitions and consumer trade fairs to further enhance brand recognition across our target markets.

Within our brand portfolio, the brand Domicil continues to perform strongly in established markets, supported by rising average order values and increasing engagement among affluent, repeat buyers. Our Group intends to selectively expand points of sale while refining distribution partnerships to strengthen brand-channel alignment and long-term growth.

Collectively, these initiatives are intended to strengthen brand differentiation, expand global mindshare, and support long-term growth across our business segments.

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Deepen and grow our export and wholesale channels in existing and new markets

Our export division, which accounted for over 92% of Group revenue in FY2025, is our primary growth engine. We intend to deepen our relationships with existing wholesale customers in our core European, Asia-Pacific and North American markets, while expanding into new wholesale markets. Our Group has identified the wholesale trade of upholstered furniture as a growing market within the Asia-Pacific region, and since 2024, our Group has expanded into a number of markets including Japan, South Korea, Indonesia, Thailand, Taiwan, Philippines, Malaysia and Cambodia. Our Group’s expansion of our export sales into these markets is expected to be carried out through sales partners, distribution networks, business development activities and/or other market entry arrangements, instead of through the establishment of new subsidiaries or branches.

We also intend to grow our leather trading business by maintaining stable supply relationships with our related party tannery and exploring opportunities to expand our network of suppliers for raw leather hide. Our leather trading division plays a strategic role in ensuring raw material availability, cost visibility, and the ability to launch new leather specifications for our upholstered furniture products.

Disciplined investments are also being made in both emerging and established markets, including the continued scaling of our India business following its strategic entry in 2020. We sell upholstered furniture to New Century Trading (India) Private Limited, a related party of our Group. Collectively, these initiatives reflect a focused and disciplined brand direction with the strengthening of leadership in core markets while capturing scalable growth opportunities across Asia and other high-potential regions.

Strategic expansion of our retail presence in Singapore, South Korea and overseas

We operate our own retail stores under the brand name “HomesToLife” by offering a one-stop solution to retail customers to address their furniture needs. As of the June 30, 2026, we have in operation four retail stores owned by us under our brand name “HomesToLife” across Singapore. Within Singapore, we may open further retail stores in areas with good customer demand and footfall, such as shopping malls. Additionally, we intend to continue refining our showroom formats and product displays. Given the unique design of our flagship products, such as our sofa recliners that can take up less space when not being used, we are able to maximise the space in our stores to display all of our key products for our potential customers to test and evaluate in-store, thus promoting a higher sales conversion rate.

In South Korea, we intend to continue expanding our retail touchpoints through a combination of direct retail stores, department store concessions, and pop-up locations.

We also intend to extend our retail footprint into new markets in the Asia-Pacific region, where we plan to establish the HomesToLife retail store concept in selected cities following the completion of market studies. In addition to our direct-to-consumer business, we will also explore the possibility of selectively pursuing mergers and acquisitions, strategic partnerships and distributorship arrangements with local companies to deepen our connection with local markets. The retail division, while representing approximately 2.4% of our revenue in FY2025, serves a strategic function in brand building and consumer insight generation that supports all three business divisions.

Investment in design innovation and product development capabilities and collaborating with designers and technology partners

Design innovation and product development are central to our Group’s growth strategy. Our Group has collaborated with international designers since the early 2010s, and has developed a broad portfolio of original product designs, many of which have achieved sustained commercial success. Our Group intends to maintain a regular pipeline of new product launches, and to continue introducing new offerings at international and regional trade fairs and consumer exhibitions to meet evolving market needs across geographies. We also intend to continue offering customisation options that allow our wholesale customers and retail partners to tailor selected product specifications and configurations without the cost or complexity associated with fully bespoke manufacturing.

In connection with our product innovation strategy, in January 2026, our Group made a strategic acquisition of a 10% equity interest in Zeica Labs Pte. Ltd. (“Zeica Labs”) for US$1.0 million. Zeica Labs is a Singapore technology company that owns the spatial-audio intellectual property and engineering capabilities behind Super X-Fi, a patented audio technology designed to deliver immersive, personalised sound experiences. Our Group plans to engage with Zeica Labs as our innovation and technology development partner, working closely with it to integrate patented spatial-audio technology into selected upcoming furniture collections. Our Group intends for this collaboration to support our broader strategy to develop differentiated, next-generation smart home products that combine our expertise in premium upholstered furniture design with embedded technology capabilities. Singapore will serve as the initial testbed for this technology, before potential rollout into other key markets across our export and retail divisions.

We believe that the integration of spatial-audio and other smart home technologies into our furniture offerings also has the potential to differentiate our products from those of competitors, enhance the value proposition for our wholesale export customers and their end-consumers, and support premium positioning across our brand portfolio. However, this investment and collaboration are at an early stage, and there can be no assurance that the collaboration will result in commercially viable products, that such products will achieve market acceptance, or that the technology will be successfully scaled beyond the initial Singapore pilot.

This investment reflects our Group’s commitment to leveraging technology-enabled design capabilities to enhance our competitive positioning in the global upholstered furniture market. We intend to continue investing in design innovation and product development capabilities and collaborating with designers and technology partners to maintain our competitive positioning and respond to evolving consumer preferences and market trends.

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Transfers of Cash to and from Our Subsidiaries

HomesToLife Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries through loans or capital contributions without restrictions on the amount of the funds. Save for (a) when future financing arrangements between a subsidiary and its creditors may contain negative covenants that limit the ability of that subsidiary to declare or pay dividends or make distributions or (b) a subsidiary is restricted from declaring or paying such dividends or making such distributions under local law, there are no other restrictions on dividends transfers from our subsidiaries to HomesToLife Cayman. For the transfer of assets from our subsidiaries to HomesToLife Cayman, there are no governmental laws, decrees, regulations, or other legislations that may prohibit such transfer. However, such transfer of assets may be subject to withholding taxes (if any) or certain requirements. The same applies to the transfer of cash from our subsidiaries to HomesToLife Cayman upon the presentation of the necessary documentary evidence required by local banks or financial institutions. As of the date of this prospectus, apart from a dividend payment of US$1 million by HTL Marketing to HomesToLife Cayman in September 2025 and a cash transfer for the purposes of the special dividend paid to shareholders of HomesToLife Cayman on April 30, 2026, there has not been any assets or cash transfer between HomesToLife Cayman and its subsidiaries,  and our subsidiaries are not restricted from declaring any dividends on distributable profits  and the payment of such dividends or making such distributions will not cause our subsidiaries to be insolvent. We have not installed any cash management policies that dictate the amount of such funding.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not subject to Section 16 of the Exchange Act establishing insider liability for profits realized from any “short-swing” trading transaction.

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Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last financial year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

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Summary of Risk Factors

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 (“2025 Annual Report”), and this prospectus in full. Our principal risks specific to this Offering may be summarized as follows:

Risks Relating to our Industry and Business

●	We rely materially on related party suppliers within the HTL Group, and any disruption or conflict in these relationships may materially and adversely affect our business. Such arrangements materially and adversely exposes us to unique risk. Any disruption to our relationship with these suppliers or to their operations, or our inability to identify alternative furniture suppliers, may materially and adversely affect our business operations and financial results.

●	Our Group is substantially dependent on our export business, and any adverse development affecting our export customers, destination markets, cross-border logistics or international trade conditions may materially and adversely affect our business.

●	The supply and cost of our products are influenced by a number of factors, some of which are beyond our control.

●	We may have difficulties implementing our growth strategies.

●	Our failure to operate effectively in a highly competitive and evolving industry could have a material adverse effect on our business.

●	It is not certain if the Company will be classified as a Singapore tax resident.

●	We are exposed to the risk of legal or other proceedings or to other disputes or claims.

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Risks Relating to the Market and Macro Economic Environment

●	Any adverse material changes to the markets where we operate (whether localised or resulting from global economic or other conditions) such as the occurrence of an economic recession, and the effect of economic pressures and other business factors on discretionary consumer spending and consumer preferences could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to our Corporate Structure

●	We incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through Singapore courts may be limited, because we are incorporated under Cayman Islands law, with a primary listing on Nasdaq, which may differ from laws and regulations applicable to Singapore-incorporated companies listed on the SGX-ST.

●	The different characteristics of the capital markets in Singapore and the United States may negatively affect the trading prices of our Shares.

●	We will not be subject to full regulatory oversight from the SGX-ST after our Proposed Listing and certain rules from the SGX-ST Listing Manual will not apply to us.

●	As a company incorporated in the Cayman Islands, we may adopt certain home country practices in relation to corporate governance matters that differ significantly from the Singapore Code of Corporate Governance and corporate governance requirements of Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Singapore Code of Corporate Governance and corporate governance requirements of Nasdaq.

Risks Relating to an Investment in our Shares

●	Our Directors and Controlling Shareholders have significant control over our Company, which will allow them to influence the outcome of matters submitted to Shareholders for approval.

●	Although the Shares will be listed on the Nasdaq and the SGX-ST, there is no assurance that the Shares will remain listed on the Nasdaq or that our Shares will remain listed on the SGX-ST.

●	Transfer of Shares between Nasdaq and SGX-ST may affect the liquidity and/or trading price of our Shares on either exchange, and the time required for the transfer between SGX-ST and Nasdaq might be longer than expected, and investors may experience delays, costs and inability to trade during the transfer process.

●	There is no minimum offering amount required as a condition to closing this offering, and we may not raise sufficient capital to fund our intended uses of proceeds.

Corporate Information

Our principal executive offices are located at 12 Tai Seng Link, GRC Centre, #03-01A, Singapore 534233, and our phone number is +65 9730 3718. Our registered office is located at the offices of Vistra (Cayman) Limited, P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. We maintain a corporate website at https://investors.homestolife.com. The information contained in, or accessible from, our website or any other website does not constitute a part of and is not incorporated by reference to this prospectus, and should not be relied on as such. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

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THE OFFERING

Issuer	HomesToLife Ltd

Shares Offered by us	Up to [●] Ordinary Shares.

Direct Offering	We will offer and sell the Ordinary Shares directly to the purchasers. No minimum offering amount is required as a condition to closing this offering. We have engaged UOB Kay Hian Private Limited as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the shares offered hereby.

Ordinary Shares outstanding immediately before this offering	89,687,500 Ordinary Shares

Ordinary Shares outstanding immediately after this offering	[●] Ordinary Shares, assuming all [●] Ordinary Shares offered hereby are issued

Voting Rights	Holders of Ordinary Shares are entitled to one vote per share.

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HTLM.”

United States Transfer Agent	Transhare Corporation

Singapore Transfer Agent	Boardroom Corporate & Advisory Services Pte. Ltd.

Risk Factors	The securities offered by this prospectus are speculative and involve a high degree of risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Ordinary Shares.

Use of Proceeds	We intend to use the net proceeds to us from this offering as follows: business expansion and for general working capital purposes. See “Use of Proceeds” for more information.

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the following risks, as well as the risks that we incorporate herein by reference, which include the risks described under the caption “Risk Factors” in our 2025 Annual Report and in the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The risks and uncertainties that we describe below and elsewhere are not the only risks that we face. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations or adversely affect our financial condition. The risks described in these documents are not the only ones we face, but those that we consider to be material. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements,” where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

Risks Relating to our Industry and Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Shares. These risks include, but are not limited to, the following:

We rely materially on related party suppliers within the HTL Group, and any disruption or conflict in these relationships may materially and adversely affect our business. Such arrangements materially and adversely exposes us to unique risk. Any disruption to our relationship with these suppliers or to their operations, or our inability to identify alternative furniture suppliers, may materially and adversely affect our business operations and financial results

Our Group’s purchases from related-party suppliers within the HTL Group, which constitute a substantial majority of our Group’s total cost of goods sold. For FY2025, these related-party suppliers collectively accounted for approximately 94.3% of our Group’s total purchases. These suppliers are outside our Group but are ultimately owned or controlled by our Controlling Shareholders. See “Related Party Transactions” in our 2025 Annual Report.

Our business relies heavily on a stable and adequate supply of furniture from these suppliers. If our business relationships with these suppliers are interrupted or terminated, this may lead to a material interruption of our operations or delays in fulfilling our customer orders until we find suitable alternative supplier(s). In addition, events that adversely affect our suppliers or their operations could impair our ability to obtain the furniture supply that we require. Such events include financial difficulties, labour disputes or shortages, increased costs or shortages of raw materials, production capacity constraints, quality control issues, regulatory non-compliance, loss of licences or certifications, reputational issues, as well as natural disasters, pandemics, or other catastrophic occurrences. Any such event could impair their ability to supply to us products of the required quantity or quality or deliver them within the required timeline.

Although we have entered into long term contract manufacturing agreements with these suppliers, there is no assurance that the agreements will remain in force or be renewed on commercially favourable terms upon their expiration. In the event of any early termination or non-renewal of our agreements with these suppliers, or in the event of any disruption, delay or inability on the part of our suppliers to manufacture sufficient and quality products to us within the required time frame, we may not be able to identify alternative suppliers on commercially acceptable terms, within a reasonable period of time, or at all. Any failure or extended delays in securing an alternative source could result in late shipments of our products to our customers, which could materially and adversely affect our customer relationships, our brand image, business, financial condition, results of operations and prospects.

If we experience significant increased demand for our products, there can be no assurance that additional supplies of furniture will be available for us when required on acceptable terms, or at all, or our suppliers would allocate sufficient capacity to us in order to meet our requirements, fulfil our orders in a timely manner or meet our strict quality standards. Even if our existing suppliers are able to meet our needs or if we are able to find new manufacturers, we may encounter delays in production, inconsistencies in quality and additional costs. We are not likely to be able to pass the increased costs to the customer immediately, if at all, which may decrease or eliminate our profitability in any period. Any delays or interruption in or increased costs of purchases could reduce our revenue and margins and have a material and adverse effect on our business, financial condition, results of operations and prospects.

In addition, our Group is dependent on related parties within the HTL Group for the provision of financial management services. Any disruption, termination or deterioration in the quality of such financial management services, or any failure by the relevant related parties to perform these services in a timely and effective manner, could adversely affect our Group’s financial reporting, treasury operations, cash management and overall financial controls. In the event that such arrangements are terminated or not renewed on commercially acceptable terms, there can be no assurance that we will be able to develop adequate in-house capabilities or engage suitable third-party service providers within a reasonable period of time or on comparable terms, which could materially and adversely affect our business, financial condition, results of operations and prospects.

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Our Group is substantially dependent on our export business, and any adverse development affecting our export customers, destination markets, cross-border logistics or international trade conditions may materially and adversely affect our business

Our export business accounted for approximately 95.4%, 93.1%, 92.5% and 94.2% of our revenue in FY2023, FY2024, FY2025 and 1Q2026 respectively. Accordingly, our revenue and profitability are substantially dependent on the continued performance of our export business and the demand for our products in overseas markets.

Our export business is subject to various factors beyond our control, including the purchasing decisions and inventory requirements of our wholesale customers and distributors, order lead times, credit terms, changes in consumer demand and economic conditions in our destination markets, competition, foreign exchange fluctuations, availability and cost of freight, shipping delays, port congestion, customs clearance, tariffs, trade duties, sanctions, import and export restrictions, changes in trade policies, geopolitical developments and other disruptions to cross-border logistics and international trade.

If we are unable to respond effectively to such developments, diversify our revenue base, manage our logistics arrangements or pass on increased costs to our customers, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our Group’s export customers are concentrated in Europe, and we are reliant on a few key wholesale customers

Our export business is geographically concentrated in Europe, with Europe accounting for approximately 62.4%, 63.0%, 64.5%, and 66.3% of our total export business revenue in FY2023, FY2024, FY2025 and 1Q2026 respectively. Any adverse economic, regulatory or political developments in this region (including but not limited to prolonged economic downturn, reduction in consumer spending or demand, changes in import duties, tariffs, consumer protection regulations, trade restrictions or shifts in wholesale or retail consumer spending patterns) may disproportionately affect our revenue and profitability.

The concentration of our export business among a limited number of major wholesale customers, further amplifies the risk that any loss of, or reduction in orders from, a single key customer could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our leather trading business depends substantially on our related party tannery and global suppliers of raw leather hides

Our leather trading business involves the procurement of raw leather hides from global suppliers in Australia, Brazil, and the United States. Our leather trading revenue accounted for approximately 3.0%, 5.5%, 5.1% and 3.1% of our total revenue in FY2023, FY2024, FY2025 and 1Q2026 respectively.

A substantial proportion of our revenue from our leather trading business comprises sales to a related party tannery within the HTL Group, Trends Leather (Yangzhou) Co., Ltd.. Sale of leather to the HTL Group accounted for approximately 100.0%, 90.5%, 98.6% and 100% of our leather trading revenue in FY2023, FY2024, FY2025 and 1Q2026 respectively. Any adverse development affecting the operations or demand of Trends Leather (Yangzhou) Co., Ltd., any disruption in the supply of raw hides from our sourcing markets (including regulatory restrictions on the export of raw hides, animal disease outbreaks, or environmental regulations in supplier countries), or any deterioration in the commercial terms of our leather trading arrangements, could have a material adverse effect on our leather trading revenue, our overall business, financial condition, results of operations and prospects.

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The supply and cost of our products are influenced by a number of factors, some of which are beyond our control

We do not manufacture our products.  As a result, we are dependent on the ability of our suppliers to manufacture, procure and deliver products that meet our quality standards, technical specifications and delivery schedules, and we have limited control over their production processes, procurement decisions, labour arrangements, capacity allocation and compliance practices. The price, quality and supply of our products may therefore be affected by a number of factors outside our control, including fluctuations in the cost and availability of raw materials, components, packaging materials and labour, changes in energy, transportation, warehousing and logistics costs; production disruptions or capacity constraints at our suppliers’ facilities, the imposition of import or export tariffs, duties, quotas, sanctions, trade restrictions, sales taxes or other governmental measures; changes in customs procedures or inspection requirements, adverse changes in foreign exchange rates; and delays or disruptions in international shipping, ports, freight forwarding, customs clearance or inland transportation.

In addition, our suppliers’ operations may be affected by events such as adverse weather conditions, natural disasters, epidemics or pandemics, fire, power shortages, labour disputes, industrial accidents, political or social instability, changes in local laws and regulations, heightened regulatory scrutiny, or other events that may interrupt production or delivery. We may also face risks arising from quality-control failures, defective products, non-compliance with our specifications or applicable regulatory requirements, or the inability of suppliers to maintain consistent production standards. If any of our suppliers were to suspend or reduce production, increase prices, fail to deliver products on time, deliver products that do not meet our quality requirements, or otherwise fail to perform their obligations, we may not be able to obtain alternative sources of supply on commercially reasonable terms, or at all, in a timely manner.

Any increase in procurement, raw material, labour, tariff, tax, logistics or other costs may increase the cost of our products. We may not be able to pass such increased costs on to our customers in full or in a timely manner, which could reduce our gross profit margin and profitability. Conversely, if we increase our selling prices in response to higher costs, demand for our products may decline and our competitiveness may be adversely affected. Any shortage, delay, disruption or quality issue in our supply chain could also result in order cancellations, loss of customers, damage to our reputation, increased warranty or replacement costs, inventory shortages, or reduced sales. Accordingly, any of these factors could materially and adversely affect our business, results of operations, financial condition and prospects.

We may be subject to supply chain disruptions, which could have a material adverse effect on our business, financial condition and results of operations

In recent years, heightened trade and political tensions, have created uncertainty in global markets. The imposition of tariffs, restrictions on cross-border investments, export controls, and other protectionist measures have affected international trade flows and contributed to market volatility. These developments may continue or worsen, potentially impacting diplomatic and economic relations among major economies, which in turn may dampen global growth and disrupt supply chains.

As a significant proportion of our suppliers are based in the PRC, any changes in PRC laws, regulations or industrial policies, including those affecting export controls, customs and inspections, environmental or labour standards, or other regulatory measures, could disrupt our suppliers’ operations and adversely affect lead times and delivery reliability. Regional security tensions, including potential disruptions to maritime traffic through the Taiwan Strait and adjacent sea lanes, could delay shipments, necessitate rerouting, increase freight and insurance costs, or otherwise impair the timely movement of goods. Any of these PRC-specific geopolitical or geographic developments could materially disrupt our supply chain, increase our costs, reduce product availability and adversely affect our business, financial condition, results of operations and prospects.

While all our major suppliers are currently fully operational, any disruption in their operations would impact our ability to procure and deliver our products to customers. Any future disruptions to ports and other shipping infrastructure resulting in increased transport times to deliver our products to customers, may limit our ability to fulfil orders and we may be unable to satisfy all of the demand for our products in a timely manner, which may adversely affect our relationships with our customers, our business, financial performance and financial condition.

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Our historical performance may not be indicative of our future growth or financial results, and we may not be able to sustain our historical growth rates. If we fail to manage our growth effectively, our business, financial condition and operating results could be harmed

Our historical growth rates may not be sustainable or indicative of future growth. Our business is categorised into three core divisions, namely, an export division, a leather trading division and a consumer retail division with direct operations in Singapore and South Korea. Our historical performance may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow our revenue in future periods. Our growth rates may decline for any number of possible reasons, and some of them are beyond our control, including decreasing customer numbers, decreasing customer demand, increasing competition, declining growth of the furniture industry in general, shortage of raw materials, price increase of raw materials, or changes in government policies or general economic conditions.

To manage our growth effectively, we must continue to implement our operational plans and strategies, improve and expand our infrastructure of people and information systems and expand, train and manage our employees. We plan to expand our sales network and product and services offerings so as to increase our customer base and sales volume. However, there can be no assurance that we will be able to effectively execute this strategy or that such strategy will be successful, and our sales may not grow as anticipated.

Failure to manage our growth and organisational change effectively could lead to over-investment or under-investment in technology and operations, result in weaknesses in our infrastructure, systems or controls, give rise to operational mistakes, losses or loss of productivity or business opportunities, reduce customer satisfaction, limit our ability to respond to competitive pressures, and result in loss of employees and reduced productivity of remaining employees. If we are unable to manage the growth of our organisation effectively, our business, financial condition and operating results may be materially and adversely affected. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our securities could decline, which would lead to a material and adverse effect on our business, financial condition, results of operations and prospects.

Any inability by us to consummate and effectively integrate acquisitions into our business operations may adversely affect our results of operations

We may in the future invest time and resources into carefully assessing opportunities for acquisitions and/or strategic investments, and we continue to evaluate potential acquisition opportunities to support, strengthen and grow our business in the near term.

Despite diligence and integration planning, acquisitions still present certain risks, including the time and economic costs of integrating an acquisition’s IT system, as well as control and financial systems, unforeseen liabilities, and difficulties in bringing together different work cultures and personnel. There can be no assurance that we will be able to identify suitable acquisition targets or acquire potential acquisition targets on commercially reasonable terms, or integrate acquired businesses successfully in the future. Future acquisitions, including those we may consummate in the near term, may require us to incur additional debt and contingent liabilities, which may adversely affect our results of operations and combined financial condition. The process of integrating acquired businesses into our existing operations may result in operating, contractual and supply chain difficulties, such as the failure to retain customers or management personnel. Such difficulties may divert significant financial, operational and managerial resources from our existing operations, and make it more difficult to achieve our operating and strategic objectives.

Any failure to successfully integrate the entities or business which we acquire, or to realise the expected benefits of the acquisition on a timely basis or at all, could adversely affect our business, results of operations, financial position and prospects.

We may have difficulties implementing our growth strategies

Our growth strategies are focused on strengthening our position as a leading global platform for the design, sourcing, distribution and retail of premium upholstered furniture, while delivering sustainable growth across our export, leather trading and retail divisions. See “Business” in our 2025 Annual Report.

We may pursue organic growth and expansion into new jurisdictions and may undertake certain expansion initiatives through acquisitions, joint ventures and/or strategic alliances. The successful implementation of our growth strategy will depend on a number of factors, including:

(a)	our ability to identify suitable markets and opportunities and accurately assess their commercial potential;

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(b)	our ability to obtain financing and enter into investment or other agreements on terms and conditions that are satisfactory to us;

(c)	our ability to obtain necessary regulatory approvals (where required) and comply with applicable requirements in new jurisdictions;

(d)	customer demand for and market acceptance of our expanded offerings; and

(e)	the availability of sufficient management, personnel and operational resources to implement our growth strategies.

In addition, there is no assurance that these expansion initiatives undertaken will result in increased sales being commensurate with the investment costs. We may also not be able to generate the planned returns on our new investments. If we are unable to do so or cannot manage our costs, our business, results of operations and financial condition will be adversely and materially affected as we will not be able to recover the costs of our investment.

As we seek to grow our business, we will need to continue to improve and enhance our existing procedures, systems and controls to deal with the greater scale and complexity of our operations. While reasonable steps may have been taken to establish and maintain adequate procedures, systems and controls, if there is continued growth in our business and the existing procedures, systems and controls are unable to cope with such growth, this could cause disruptions to business-as-usual activities, inability to fulfil our customers’ requirements on a timely basis, and/or bottlenecks or errors during operational processes. Any of these factors could have a material adverse effect on our business, results of operations, financial position and prospects.

Our failure to operate effectively in a highly competitive and evolving industry could have a material adverse effect on our business

Our business is rapidly evolving and intensely competitive, with numerous competitors including furniture stores, big box retailers, department stores, specialty retailers and online retailers and marketplaces in respect of our business in Singapore and South Korea under our consumer retail division, as well as other global and regional wholesalers of upholstered furniture in respect of our business under our export and leather trading divisions.

We expect competition generally to continue to increase. We believe that our ability to compete successfully depends upon many factors, including:

(i)	the size and composition of our customer base;

(ii)	the range of products that we offer;

(iii)	our selling and marketing efforts;

(iv)	our ability to anticipate consumer demand and preferences;

(v)	the quality, price and reliability of products we offer;

(vi)	the adequacy of our customer service and the customer experience that we provide;

(vii)	our ability to distribute our products and manage our operations; and

(viii)	our reputation and brand recognition and strength.

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Some of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfilment infrastructures, greater technical capabilities, lower prices, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net revenue and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer habits. There can be no assurance that we will continue to be competitive and retain our existing customers as well as attract new customers. If we are unable to retain existing customers and/or grow our customer base, we may be unable to generate revenue growth at desired rates, thereby adversely affecting our business, financial condition, results of operations and prospects.

Our business is subject to regulatory and licensing requirements, and we may be adversely affected if we are unable to comply with applicable laws, regulations and licence conditions, or to obtain, maintain or renew necessary licences, permits, registrations and approvals

Our Group’s operations require various licences, registrations, approvals and permits issued by governmental and regulatory authorities in the jurisdictions in which it operates. These are typically granted for a limited duration, subject to conditions stipulated therein or under the relevant laws and regulations, and require periodic renewal. Failure to obtain, renew or maintain any such licence, permit, registration or approval on a timely basis, or at all, or to comply with the conditions attaching thereto, could result in revocation, non-renewal, suspension of operations, penalties or restrictions on our Group’s ability to conduct business. The introduction of new laws, regulations, guidelines, rules or policies, or the imposition of stricter operational conditions requiring additional or revised licences, permits or approvals, may similarly cause operational disruption or increase our Group’s cost of compliance and operations.

Our Group operates across multiple jurisdictions and is subject to a wide range of local laws, regulations, guidelines, rules, policies, directives and administrative requirements, including those relating to corporate governance, regulatory filings, licensing, taxation, employment, data protection and environmental matters. There can be no assurance that our Group, its subsidiaries, or their respective directors, officers and employees have been, or will at all times be, in full compliance with all applicable laws and regulations. Any failure to comply, whether arising from inadvertent oversight, changes in regulatory requirements, differing interpretations of applicable rules or otherwise, could expose our Group to investigations, enforcement actions, fines, penalties or other sanctions imposed by the relevant authorities.

As at the June 30, 2026, our Group has obtained all licences necessary for carrying on its businesses in their current scope, and has not experienced any material failures to renew licences or approvals, nor been subject to fines or suspensions that have materially impacted its business. Notwithstanding the foregoing, there can be no assurance that our Group will not face regulatory challenges in the future, or that any such challenges would not have a material adverse effect on our business, results of operations, financial position and prospects.

See “Item 4.B. Business Overview – Government Regulations” of our 2025 Annual Report for more information on the relevant regulations and laws that we are subject to. In particular, during the Relevant Period, due to inadvertent omissions and administrative oversights, there were instances of procedural non-compliances by our Group, including, among others, missing corporate secretarial records of our Company and non-compliances with certain employment laws and regulations. Our Group takes its compliance obligations seriously and, upon identification of the matters described above, has taken, and will continue to take, appropriate steps to rectify such non-compliances and strengthen its internal compliance monitoring procedures to reduce the risk of similar occurrences in the future. Notwithstanding such remedial measures, there can be no assurance that similar instances of non-compliance have not occurred, or will not occur in the future, in respect of our Company or any other member of our Group. Any such non-compliance could result in the imposition of fines, penalties or other regulatory sanctions which could have a material adverse effect on our Group’s business, results of operations, financial position and prospects.

We may incur losses in the future

We anticipate that our operating expenses will increase in the foreseeable future as we seek to maintain and continue to grow our business and attract potential customers. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis for the foreseeable future, thereby adversely affecting our business, financial condition, results of operations and prospects.

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Seasonal trends in our business create variability in our financial and operating results and place increased strain on our operations

Historically, we have experienced surges in orders associated with promotional activities and seasonal trends. This activity may place additional demands on our resources and our logistics network and could cause or exacerbate slowdowns or interruptions. Any such service interruptions could prevent us from efficiently receiving or fulfilling orders, which may cause customer dissatisfaction and harm our reputation and brand. We generally record a higher volume of orders in January, April, August, September and October for our business. However, there is no certainty that this seasonality in our sales will repeat every year, and our historical financial performance may not be relied upon as indicators of our future performance.

We may be subject to risks associated with debt financing, including rising interest rates

Due to our working capital requirements to support our day-to-day operations and business expansion, we may finance all or a substantial portion of our costs through bank loans and credit facilities.

While we believe that we have sufficient capital from our available cash resources, our cash generated from our business operations and our credit facilities to meet our current working capital and capital expenditure requirements, we may require additional debt financing to operate our business, implement our future business strategies and/or acquire complementary businesses.

Our ability to obtain debt financing depends on a number of factors including our financial strength, creditworthiness and prospects, as well as other factors beyond our control, including general economic, liquidity and political conditions. There is no assurance that we will be able to secure adequate debt financing on terms acceptable to us, or at all. In the event that we are unable to secure adequate debt financing on terms acceptable to us, we may not be able to implement our business strategies and our business and prospects could be materially and adversely affected as a result.

Any disruptions, volatility or uncertainty of the credit markets could also cause our borrowings to become more expensive. As such, we may be forced to pay unattractive interest rates, thereby increasing our interest expense, decreasing our profitability, reducing our financial flexibility if we take on additional debt financing, and affecting our ability to obtain further future debt financing.

Further, debt financing may restrict our freedom to operate our business as it may require conditions and/or covenants that may:

(a)	limit our ability to pay dividends or require us to seek consent for the payment of dividends;

(b)	require us to dedicate a portion of our cash flow from operations to repayments of our debt, thereby reducing the availability of our cash flow for capital expenditures, working capital and other general corporate purposes;

(c)	limit our ability to obtain further third-party loans and borrowings; and

(d)	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot give any assurance that our future borrowing arrangements will not contain any such operating and financial covenants.

If we are unable to secure debt financing, or to secure debt financing on commercially acceptable terms to us, it may have a material adverse effect on our business, financial condition, results of operations and prospects.

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It is not certain if the Company will be classified as a Singapore tax resident

Under the Singapore Income Tax Act 1947 (the “Singapore Income Tax Act”), a company established outside Singapore could be considered tax resident in Singapore if the control and management of its business is exercised in Singapore. “Control and management” typically refers to the making of decisions on strategic matters, such as those concerning the company’s policy and strategy. Where the control and management of a company is exercised is a question of fact. Usually, the location of the company’s board of directors’ meetings determines where the control and management of a company’s business is exercised. Therefore, such control and management of business should not be considered to be exercised in Singapore if physical board meetings are conducted outside of Singapore.

The IRAS has issued guidance indicating that a board meeting which involves the use of virtual meeting technology will generally be regarded as having strategic decisions made in Singapore if either of the following conditions is met:

(a)	at least 50% of the directors (with the authority to make strategic decisions) are physically in Singapore during the meetings; or

(b)	the chairman of the board (if the company has such an appointment) is physically in Singapore during the meeting.

Other factors considered by the IRAS include whether (i) there are any board meetings held in Singapore; (ii) any strategic decisions are made at board meetings held in Singapore; (iii) the directors are based in or outside Singapore; (iv) any strategic decisions are made by the local director in Singapore; (v) the local director in Singapore holds an executive position and is not a nominee director; (vi) the company is managed by a related company based in Singapore; and (vii) there are key employees based in Singapore.

We believe that the Company, which is a Cayman Islands exempted company, is not a Singapore tax resident for Singapore income tax purposes. However, the tax residence status of the Company is subject to determination by the IRAS, and uncertainties remain with respect to the interpretation of the term “control and management” for the purposes of the Singapore Income Tax Act. However, If IRAS determines that the Company is a Singapore tax resident for Singapore income tax purposes, the portion of the Company’s single company income on an uncombined basis that is received or deemed by the Singapore Income Tax Act to be received in Singapore, where applicable, may be subject to Singapore income tax at the prevailing tax rate of 17% before applicable income tax exemptions or relief. If the Company is regarded as a Singapore tax resident, any dividends received or deemed received by the Company in Singapore from our subsidiaries located in a foreign jurisdiction with a rate of income tax or tax of a similar nature of no more than 15% may generally be subject to additional Singapore income tax where there is no other applicable tax treaty between such foreign jurisdiction and Singapore.

Regardless of whether the Company is regarded as a Singapore tax resident, there should not be withholding tax imposed in Singapore on dividend payments made to holders of our Shares.

We are dependent on our key personnel for our continued success

Our success to date is attributable to the leadership and contributions of our key management personnel, who are collectively responsible for the overall corporate development and business strategies of our Group as well as implementing business plans and driving our growth. As such, the experience and contribution of our management and in particular, our Executive Directors who have built the business of our Group, are crucial to the success and continuous growth of our Group. Our Group’s continued success and growth will depend, to a large extent, on our ability to retain the services of the Executive Directors and personnel in the management team. The loss of their services without suitable and timely replacement, or the inability to attract and retain other qualified personnel, could have an adverse impact on our business, results of operations, financial position and prospects.

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Whilst there were no material changes to the key management personnel that had a material adverse impact on our Group’s financials and/or operations during Relevant Period, we cannot guarantee that it will not happen in the future and if we lose the services of our key management personnel without timely and suitable replacement, this may adversely affect our business, results of operations, financial position and prospects.

Competition for qualified personnel is often intense and we may incur significant costs or be unsuccessful in attracting, integrating, or retaining qualified personnel to fulfil our current or future needs

We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with relevant industry experience and appropriate qualifications. In addition, if any of our senior management or key personnel joins a competitor or engages in a competing business, we may lose business, trade secrets, business partners and key personnel. Furthermore, prospective candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. Thus, our ability to attract or retain suitably qualified employees may be adversely affected by any declines in the perceived value of our equity or equity awards. Furthermore, there is no assurance that the number of shares reserved for issuance under the Incentive Securities Plan will be sufficient to grant equity awards adequate to recruit new employees and to compensate existing employees. It we are unable to attract or retain employees with the relevant experience, qualifications, or industry background, this may have a material adverse effect on our business, results of operations, financial position and prospects.

Our Directors’ and Executive Officers’ other business activities may pose conflicts of time commitment and conflicts of interest

Our Executive Directors and CEO have other business interests outside our Group that could potentially give rise to conflicts of time commitment. For example, our Executive Directors and CEO own and/or are employed in executive positions in other companies within the HTL Group that operate and conduct sale and manufacturing of such upholstered furniture and related goods.

Below is a chart showing the approximate percentages of the time devoted by our Executive Directors and CEO to matters concerning our Group and other companies in 2025.

Name	Title	To our Group	To other companies outside of our Group
Mr. Phua Yong Pin	Chairman	10%	90%
Mr. Phua Yong Tat	Vice Chairman	30%	70%
Ms. Phua Mei Ming	CEO	80%	20%

As these Directors and personnel devote considerable time and effort to other companies, such business activities could both distract them from focusing on our Group and pose a conflict of time commitment. Should these Directors and personnel be unable to devote sufficient time to our Group, our business, results of operations, financial position and prospects may be materially and adversely affected.

Our marketing efforts may not be effective or cost-efficient, and our reliance on third-party digital channels may adversely affect our ability to acquire, and retain retail customers

Our success depends on our ability to acquire and retain customers in a cost-effective manner. We have made significant investments related to customer acquisition and expect to continue to spend significant amounts to acquire additional customers and to retain existing customers. Our paid advertising efforts are primarily online channel advertising, including social media advertising, search engine marketing and paid engagement of online media companies. We engage influencers or key opinion leaders within the community via product sponsorship. We also conduct offline advertisements including printed display ads, direct mailing and magazine advertisements. These efforts are expensive and there is no certainty that they will enable us to expand our customer base or retain existing customers.

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Our marketing expenses have varied from period to period, and we expect this trend to continue as we test new channels and refine our marketing strategies, and to maintain and further develop our online platforms to facilitate customer engagement and conversion. Increases or decreases in our marketing spend may result in increased or decreased customer engagement in any given period. We cannot assure you that the net revenue from new or existing customers will ultimately exceed the cost of acquiring those customers.

We also utilise non-paid advertising. Our website benefits significantly from direct searches via various platforms. In addition, our non-paid advertising strategy includes leveraging the value of our own social media content and user-generated content within our community. Although we employ search engine optimisation and marketing strategies, our ability to maintain and increase the number of visitors directed to our website and application is not entirely within our control. Search engines, social media platforms and other third-party channels may change their algorithms, policies, advertising requirements or the manner in which content and search results are displayed, restrict or block the delivery of advertisements, increase advertising costs or otherwise reduce the visibility or effectiveness of our paid and non-paid marketing activities. We also obtain a significant amount of traffic via social networking websites or other channels used by our current and prospective customers. As e-commerce and social networking continue to rapidly evolve, we must continue to establish relationships with these channels and may be unable to develop or maintain these relationships on acceptable terms. If we are unable to cost-effectively drive traffic to our sites, our ability to acquire new customers or retain our existing customers and our financial performance may be adversely affected.

Further, some of our new customers originate from word of mouth or other non-paid referrals from existing customers. If our efforts to satisfy our existing customers are not successful, we may not be able to acquire new customers, which may adversely affect how we continue to grow our business, or may require us to incur significantly higher marketing expenses in order to acquire new customers.

Our success depends on our ability to retain and grow relationships with wholesale customers and retail consumers

Our ability to grow our business depends on our ability to generate increased net revenue and repeat purchases from our existing customers, as well as to acquire new customers to expand our customer base.

To maintain and strengthen our relationships with existing wholesale customers, we strive to consistently deliver products that meet their specifications for quality, design, pricing and lead times. Our wholesale customers evaluate us against competing suppliers on factors including product range and design innovation, production flexibility and customisation capability, pricing competitiveness, reliability and consistency of supply, regulatory compliance (including product safety and environmental standards in the destination market), and after-sales support including warranty claims handling. Any failure to meet customer expectations on any of these factors, or any deterioration in the quality, timeliness or competitiveness of our offerings, could lead to a reduction in orders, loss of a customer, or unfavourable renegotiation of commercial terms, any of which could materially and adversely affect our business, financial condition, results of operations and prospects.

To maintain and grow our base of retail customers, we are required to maintain high levels of customer engagement. To do this, we strive to provide our customers and potential customers with a unified, convenient, efficient and differentiated purchase experience by:

(a)	maintaining the quality and perceived value of our products;

(b)	providing pre-sale consulting, and post-sale customer support, services; and

(c)	delivering products on time and without damage.

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If we fail to increase net revenue per active customer, generate repeat purchases or maintain high levels of customer engagement, our business, financial condition, results of operations and prospects could be materially and adversely affected.

We have faced and will continue to face price competition in the future. In addition, competitors with whom we compete, or who can obtain better pricing, more favorable contractual terms and conditions, or more favorable mix of products during periods of limited supply may be able to offer lower prices than we are able to offer. Our operating results and financial condition may be adversely affected by these and other industry-wide pricing pressures.

Our retail business depends on our ability to build and maintain strong brands. We may not be able to maintain and enhance our “HomesToLife”, “Domicil,”, “Fabbrica”, “Corium”, “Gallery”, and “RelaxStudio” brands if we receive unfavourable customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, results of operations and growth prospects

In our wholesale and retail businesses, we mainly engage in the sales of upholstered furniture under our key brands “HomesToLife”, “Domicil”, “Fabbrica”, “Corium”, “Gallery”, and “RelaxStudio”, and to a lesser extent, complementary furniture pieces, such as case goods, tables, bedding and mattress. For our retail business in Singapore and South Korea, our ability to maintain and enhance our one-stop shop concept depends largely on our ability to maintain customer confidence in our product offerings, including by customizing our recommendations of high quality furniture to fit customers’ living style, maintaining product availability and delivering products on time and in good condition. If customers do not have a satisfactory purchase experience, they may stop purchasing or reduce purchases of our products. In addition, unfavorable publicity regarding, product quality or availability, poor customer service, delivery problems, competitive pressures, litigation or regulatory activity, could seriously harm our reputation. Such negative publicity also could have an adverse effect on the size, engagement and loyalty of our customer base and result in decreased net revenue, which could adversely affect our business, financial condition, results of operations and prospects.

In addition, maintaining and enhancing our various brands may require us to make substantial investments, and these investments may not be successful. If we fail to promote and maintain our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially and adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands may become increasingly difficult and expensive.

Customer complaints or negative publicity about our stores, products, delivery times, company practices, employees, customer data handling and security practices or customer support, could rapidly and severely diminish consumer confidence in us and result in harm to our various brand names and decreased revenue, whether or not the complaints and negative sentiment are justified.

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Our physical retail stores may not achieve sales or operations targets

As of June 30, 2026, we have four Group-owned and directly operated physical retail stores in Singapore and two Group-owned and directly operated physical retail stores, as well as department store concessions in South Korea. We believe that continued expansion into new physical retail stores represents a growth opportunity for us. Our growth strategy is dependent on our ability to identify suitable store locations in new and existing markets. Our ability to open stores in a timely and successful manner depends in part on the factors including the availability of desirable store locations; the availability and costs of construction labor and materials, local permitting timelines, the ability to negotiate acceptable lease and development terms at reasonable rates, including the length of rental periods and renewal options and the ability to obtain termination rights, our ability to obtain all required approvals and comply with other regulatory requirements; our relationships with current and prospective landlords, the ability to secure and manage the inventory necessary for the launch and operation of new stores, the availability of capital funding for expansion and general economic conditions. Any or all of these factors and conditions could materially adversely affect our business, financial condition, results of operations and prospects.

New store openings may negatively impact our financial results due to the effect of store opening costs and lower sales during the initial period following opening. New stores, particularly those in new markets, build their brand recognition and customer base over time and, as a result, may have lower margins and incur higher operating expenses. We may not anticipate all of the challenges imposed by the expansion of our operations into new geographic markets. We may not manage our expansion effectively, and our failure to achieve or properly execute our expansion plans could limit our growth or have a material adverse effect on our business, financial condition, results of operations and prospects.

We may close additional physical retail stores in the future, which could result in significant costs and adversely affect our business, financial condition and results of operations

While we opened a retail store in Singapore in December 2025, we had also closed retail stores in Singapore in 2025. From time to time, we evaluate the performance and strategic fit of our physical retail stores, and we may determine that certain locations are no longer aligned with our business objectives or are not economically viable. As a result, we may decide to close existing retail stores, whether due to underperformance, changes in market conditions, shifts in consumer behavior, rising operating costs, or broader strategic considerations.

The closure of such physical retail stores may disrupt our operations, reduce our physical presence in certain markets, and adversely affect our brand visibility and impact, which would negatively affect customer awareness and customer loyalty. Store closures may also require management to devote significant time and resources to restructuring activities, which could divert attention away from other aspects of our business.

If we are unable to execute store closures in an efficient and timely manner, or if the anticipated benefits of such closures are not realized, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Our business may be affected by increase in rental expenses or the termination of leases of our retail stores, warehouses, showroom and office premises

We operate our own retail stores under the name “HomesToLife” by offering a one-stop solution to retail customers. As of the date of this prospectus, we have in operation four retail stores under our brand name “HomesToLife” in Singapore, and two Group-owned and directly operated retail stores under our brand names “Domicil” and “HomesToLife” in South Korea. The retail stores are essential to our retail sales business as they are an important distribution channel of our products. However, there is no assurance that we can renew the existing tenancies upon their respective expiry or on the same terms and conditions no less favorable to us than the existing ones. Failure to renew the existing tenancies on terms and conditions acceptable to us may lead to disruption of our business and additional costs being incurred for relocation and renovation. If we are unable to find alternative locations that are suitable or on commercially acceptable terms in a timely manner, it may lead to reduction in the number of retail stores and our business, results of operation and financial condition may be adversely affected.

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Furthermore, rental expenditure is one of the major costs in our retail sales business. For FY2023, FY2024, FY2025 and 1Q2026, payments on lease liabilities, which represent rental costs, amounted to approximately US$1.4 million, US$1.9 million, US$3.5 million and US$0.7 million respectively. Any substantial increase in rental expenses of our retail venues may increase our cost of operation and may adversely affect our profitability and financial position.

In addition to our retail store leases, our Group’s export sales and leather trading divisions rely on leased warehousing, showroom, office and logistics facilities primarily in Australia, France, Japan, South Korea, the Netherlands, Singapore, and the United Kingdom. Any increase in the rental costs of these facilities, failure to renew material leases on acceptable terms, or disruption to our warehousing and distribution capabilities, could adversely affect our ability to fulfil export orders in a timely manner and increase our operating costs, with a consequent material adverse effect on our business, financial condition, results of operations and prospects.

Our Group occupies certain premises pursuant to sub-tenancy arrangements. In some cases, such arrangements may require the consent or approval of the relevant landlord or other third party under the underlying head lease. If any required consent or approval has not been obtained, or if the relevant sub-tenancy arrangement is otherwise found to be in breach of the terms of the underlying head lease or occupancy agreement, the landlord or other counterparty may have the right to take enforcement action, including terminating the underlying head lease or exercising other contractual remedies. Where our Group’s right to occupy premises is dependent on the continued subsistence of the underlying head lease, any termination of such head lease may result in the automatic termination of the relevant sub-tenancy arrangement and the loss of our Group’s right to occupy the affected premises. If our Group is required to vacate any such premises and is unable to secure suitable alternative premises on commercially acceptable terms in a timely manner, its operations may be disrupted and additional costs may be incurred. Any such circumstances could have an adverse effect on our Group’s business, financial condition, results of operations and prospects.

Our efforts to expand our retail business in new geographic markets will subject us to additional business, legal, financial and competitive risks, and may not be successful and could adversely affect our profitability and operating results

Through our acquisition of HTL Marketing and its subsidiaries in May 2025, we expanded our retail business to include two Group-owned and directly operated retail stores as well as department store concessions in South Korea, in addition to our stores in Singapore. The continued success and growth of our retail business depends on our ability to expand our existing one-stop shop concept and product offerings in new geographic markets. Our plan to expand in new geographic markets may be subject to risks such as:

(a)	costs associated with expanding our physical retail locations;

(b)	costs associated with upgrading information technology infrastructure to support anticipated growth in sales and supply volume;

(c)	challenges in recruiting and retaining experienced sales, customer service and management personnel;

(d)	costs associated with potential strategic acquisitions; and

(e)	burdens of complying with various local laws and regulations.

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Further, expanding internationally entails significant amounts of management time and resources. Expanding our one-stop shop concept internationally is particularly challenging because it requires us to gain country-specific knowledge about consumers, regional competitors and local laws, construct catalogues specific to the country, open new physical stores, and build local logistics capabilities. These technological and logistical challenges can result in failures or other quality issues that may cause customer dissatisfaction and harm our reputation and brand. In the future, we may also consider incorporating the franchise model in our international expansion plan. We also cannot guarantee the success of the franchise model. We may not be able to generate satisfactory revenue from these efforts to offset related costs. Any lack of market acceptance of our efforts to expand our one-stop shop concept and product offerings in new geographic markets could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, our current and potential competitors in these new geographic markets may have greater brand recognition, financial resources, longer operating histories and larger customer bases than we do in these markets. If we are unable to compete effectively with our competitors in these new markets, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our business is exposed to changes in discretionary consumer spending and housing market conditions

The upholstered furniture industry is affected by consumer spending and changes in housing market conditions. We target the premium mass market segment, including middle and upper income consumers. Purchases of upholstered furniture are generally discretionary and may be deferred or reduced during periods of economic uncertainty, declining consumer confidence, inflation, higher interest rates, unemployment or reduced disposable income. If discretionary spending or the purchasing power of our target customers declines due to general economic conditions or other reasons, demand for our products may decrease and customers may trade down to lower-priced alternatives, delay purchases or reduce the number of products purchased, and our business and operating results will be adversely affected.

Demand for upholstered furniture may also be influenced by residential property transactions, new home completions, renovation activity and consumers’ willingness and ability to purchase or upgrade their homes. A slowdown in the housing market may therefore reduce demand for our products. In such an event, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Failures, disruptions or security breaches affecting our information technology systems or those of our third-party service providers could disrupt our operations, compromise confidential information and expose us to liability and reputational harm

We rely on information technology systems, networks, software and online platforms to support various aspects of our business, including retail sales, order processing, customer relationship management, financial reporting and payment processing. We also collect, process, transmit and store information relating to our customers, employees, suppliers and other business counterparties, including personal data, payment information and other confidential or commercially sensitive information.

Certain of our information technology functions and data-processing activities are supported by third-party service providers, including providers of software, cloud hosting, payment-processing and other technology services. Accordingly, the security, availability and performance of our systems may be affected by failures, disruptions or security incidents involving systems operated by such third parties, over which we may have limited control.

Our information technology systems and those of our third-party service providers may be vulnerable to cyberattacks, ransomware, phishing, malicious software, unauthorized access, computer viruses, social-engineering attacks, equipment or software failures, telecommunications or power disruptions, human error and other security incidents. Such incidents may also result from intentional or inadvertent acts of our employees, contractors, service providers or other persons with access to our systems or information. As the methods used to gain unauthorized access to systems or compromise information evolve rapidly, we may not be able to anticipate, detect, prevent or respond effectively to every threat or incident.

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Any failure, disruption or security breach affecting our systems or those of our service providers could result in the interruption of our retail, order-processing, payment, or financial reporting functions; the loss, corruption or unauthorised disclosure of information; delays in fulfilling customer orders; and an inability to maintain accurate business records or provide services to our customers.

We may also incur substantial costs in investigating and remediating an incident, restoring systems and data, notifying affected persons or regulatory authorities, strengthening our cybersecurity measures, engaging external advisers and responding to claims, investigations or regulatory proceedings. We could also be exposed to contractual claims, compensation obligations, regulatory fines or penalties and reputational damage, and may lose the confidence of customers, employees, suppliers and other business partners.

Although we have implemented measures intended to protect our systems and information, there can be no assurance that such measures will be sufficient to prevent, detect or mitigate all incidents. Any material failure, disruption, cyberattack or data breach could materially and adversely affect our business, financial condition, results of operations and prospects.

We may be subject to product liability and other similar claims and lawsuits if people or property are harmed by the products we sell

We source our products from suppliers and are subject to the inherent risks associated therewith, including product recalls, product liability claims, quality control and regulatory action relating to safety, personal injury, death or environmental or property damage. Our suppliers may not have adequate financial resources or insurance coverage to fulfil their obligations under any product warranties given by them. Litigation and claims against us by our customers may have an adverse effect on our reputation and brand image, lead to negative publicity and, regardless of the validity of such claims, may reduce our sales which may in turn adversely affect our financial performance. We may also be held liable for purchase or import of products made of restricted materials or failing safety standards under the relevant laws and regulations governing the supplier and/or our business operations. In addition, if complaints from customers escalate into legal claims, resources such as time and legal costs would have to be incurred to address such claims, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Merchandise returns and warranty claims could adversely affect our business

We permit customers to return products in accordance with our return policy, and also provide warranties for our products.

Our Group makes a provision for warranty expenses in its financial statements, based on an assessment of the expected settlement of warranty claims having regard to recent claim history and other relevant factors. The amount of provision is recognized only where a warranty claim is considered probable.

Our Group is able to rely on certain contractual protections in our agreements with our related party manufacturers, including provisions that such manufacturers will indemnify our Group for all claims by our retail and wholesale customers arising from product defects and delivery delays. However, there is no assurance that such reimbursement claims will be accepted or settled in full, or in a timely manner. If our Group is unable to recover the costs of any warranty claims or product returns from the relevant manufacturer, this could adversely affect our profitability.

In respect of our leather trading business, raw leather hide purchases from Brazil and Australia are governed by International Contract No. 6 - Hides & Skins published by the International Council of Hides, Skins and Leather Traders’ Associations, while purchases from the United States are governed by the Standards Governing the Sale of North American Cattle Hides published by the United States Hide, Skin & Leather Association. The above contracts contain provisions relating to quality of the materials, inspection rights, claims, rejection by customers, and events of default, but do not contain an equivalent indemnity requiring the raw leather hide suppliers to indemnify HTL Marketing against claims made by HTL Marketing’s customers.

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Further, our policies relating to returns are subject to modifications from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time, our products may also be damaged in transit, which can increase return rates and affect our brand image and reputation, thereby causing our business, financial condition, results of operations and prospects to be materially and adversely affected.

We are subject to risks related to online transactions and payment methods

For our Group’s business, we accept payments using a variety of methods, including credit card, debit card, electronic and mobile payment technologies, credit accounts (including promotional financing) and gift cards. We rely on third parties to provide many of these payment methods and payment processing services, including certain promotional financing. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from consumers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Although we have not experienced any incidence of orders being placed with fraudulent credit card data, we may, in the future, suffer losses as a result of orders placed with such fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may, in the future, also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, results of operations, financial position and prospects.

We are exposed to the risk of legal or other proceedings or to other disputes or claims

In the event that our customers do not make payment in a timely manner, we may seek to enforce our contractual rights and seek recourse via litigation or arbitration. These legal procedures are time- consuming and the settlement of a contract dispute may require additional financial and other resources. Failure to secure adequate payments in time or to manage past due receivables effectively could have a material and adverse effect on our business, financial condition, results of operations and prospects.

Further, disputes and claims may arise, from time to time, between our Group and our customers, suppliers or sub-contractors (e.g., technicians, logistics and delivery providers, personnel who assist in installing the relevant furniture in customers’ premises) for various reasons such as delays, unsatisfactory service delivery and alleged breaches of service contracts. We may also be the subject of workplace safety and/or negligence claims from employees and/or members of the public. These disputes, if they remain unresolved or worsen, may eventually result in legal or other proceedings which divert management time in defending these claims, in addition to the costs that may be incurred in their settlement or other resolution.

In the event that we are unable to resolve the disputes or claims satisfactorily in a timely manner or at all, our Group’s business, financial condition, results of operations and prospects may be materially and adversely affected.

We are exposed to foreign exchange fluctuations

Our Company has significant exposure to exchange rate fluctuations, both due to translation and transaction exposures. Translation exposures arise from measuring income statements of foreign subsidiaries that have functional currencies other than the U.S. dollar. Transaction exposures involve impact from (i) input costs that are denominated in currencies other than the local reporting currency and (ii) revaluation of working capital balances denominated in currencies other than the functional currency. Our Company leverages our diversified portfolio of exposures as a natural hedge. In certain cases, our Company enters into non-qualifying foreign currency contracts to hedge certain balance sheet items subject to revaluation. The change in fair value of these instruments and the underlying exposure are both immediately recognized in earnings, substantially offsetting the foreign currency mark-to-market impact of the related exposure.

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Our Group enters into foreign currency derivative contracts to economically hedge exposure to foreign currency fluctuations associated with the forecasted sale and purchase of inventories, the foreign exchange risk associated with certain receivables denominated in foreign currencies and certain future commitments for foreign expenditures. However, our Company’s hedging measures may not fully offset foreign exchange fluctuations. Any residual exposure could adversely affect our Company’s financial performance and financial condition.

Our Group sources substantially all of our products from related-party manufacturers in China, Vietnam and India, with our purchases primarily denominated in RMB and US$. Our export sales are primarily denominated in US$, EUR, and GBP, and we are therefore subject to exchange rate risks. For FY2025, approximately 59.7% of our total revenue was generated from Europe (primarily in US$ and EUR), approximately 26.9% from Asia-Pacific (primarily in US$) and approximately 13.4% from North America (in US$). Favorable or unfavorable movements in these currencies against the US$ may materially affect our reported revenue, gross margins, and net income. For example, the Company recorded a foreign exchange loss of US$1.0 million in 1Q2026, compared to a gain of US$1.2 million in 1Q2025, primarily due the strengthening of the RMB against the US$.

We cannot predict the impact of future exchange rate fluctuations on our results of operations. In the event of appreciation of US$ and/or other foreign currencies against Singapore dollars, our profit margin will be affected if we are unable to transfer such additional cost to our customers, and our results of operations, financial position and prospects could be materially and adversely affected.

Our existing insurance may not sufficiently cover all the risks related to our business operations

Our business divisions are exposed to various risks arising from our business operations, including without limitation, the risk of errors or delays in delivery or even non-delivery of our customers’ goods, natural disasters and accidents. These risks could cause injury, death or damage or destruction to property, which may result in our operations being suspended or disrupted. In addition, cargo may be lost, damaged, delayed or misdirected due to accidents, improper handling, theft, weather conditions or system failures. We may also face civil and/or criminal penalties arising from any such incidents. In the event that we fail to meet stipulated delivery deadlines and/or fail to prevent loss or damage to our customers’ goods, we may also be required to pay penalties or liquidated damages to the affected customers.

We maintain business insurance of our stores and our office, such as combined general and products liability insurance. We also maintain directors and officers liability insurance, and insurance to cover freight forwarding and shipping with respect to our export business. We may, from time to time, enter into contracts which may require us to maintain specific insurance coverage. There can be no assurance that our Group has at all times maintained insurance coverage in strict compliance with the requirements of each such contract, and any failure to do so may constitute a breach of the relevant contractual obligations. Such a breach could entitle the relevant counterparty to terminate the affected contract, claim damages or other remedies, or exercise any other rights available to it under the contract or at law, which in turn could disrupt our Group’s operations and commercial relationships. The occurrence of a significant event or adverse claim in excess of the insurance coverage that we maintain, or that is not covered by our insurance, or in circumstances where the required insurance coverage has not been maintained, could result in our Group having to pay compensation or damages and/or incur loss of revenue and could have a material adverse effect on our business, results of operations, financial position and prospects.

We may not be able to adequately protect our intellectual property rights

As of the date of this prospectus, we have multiple trademarks registered in Singapore and in overseas jurisdictions, such as the United States, European Union, China, Australia, Japan, and South Korea. We might from time to time apply for new trademarks. We cannot assure you that our pending trademark applications, if any, will proceed to registration, and even registered trademarks could be challenged by a third party including by way of revocation or invalidity actions. Unauthorized use of our trademarks may damage our brand and reputation and/or affect our business. We are not aware of any infringement of our intellectual property rights in the past in Singapore or South Korea, or in any other jurisdictions where our trademarks are registered. but there is no assurance that there will not be any infringement in the future. In the event that any infringement occurs, we may have to protect our intellectual property rights or other rights through litigation which may be costly and could have adverse impact on our business, results of operations, financial position and prospects.

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Moreover, there is no assurance that there will not be any counterfeit products of the furniture products we sourced overseas or our own products being sold in the markets which we operate. Demand for our products may be adversely affected should there be any copycat products and in which case, our business, results of operations, financial position and prospects may also be adversely affected.

In addition, there could be potential trade name or trademark ownership or infringement claims brought by owners of other rights, including registered trademarks, in our marks or marks similar to ours. Any such claims, brand dilution or consumer confusion related to our “HomesToLife” brand could damage our reputation and brand identity and substantially harm our business, results of operations, financial position and prospects.

Our products may be subject to third party intellectual property rights

As the products sourced by us are procured from various suppliers, it is not commercially practicable for us to ascertain whether such products infringe on third party intellectual property rights. While there has not been any instances of infringement of third party intellectual property rights during the Relevant Period, there is no assurance that there will be no infringement in the future, and in the event that any product we sell infringes on third party intellectual property rights, we may also be found liable for such infringement and be compelled to discontinue the sale of the infringing products and/or pay damages or suffer other liabilities. It may also lead to litigation which could result in substantial costs and diversion of resources and negatively affect our business, results of operations, financial position and prospects.

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could materially and adversely affect our business

We are subject to various anti-corruption laws that prohibit companies and their agents from making improper payments or offers of payments for the purpose of obtaining or retaining business. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or agents that could be in violation of various anticorruption laws, including the United States Foreign Corrupt Practices Act (the “FCPA”) and the Singapore Prevention of Corruption Act 1960 (the “POCA”). We have implemented safeguards and policies prohibiting these practices by our employees and agents, but we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees or agents. If our employees or agents violate our policies or we fail to maintain adequate record keeping and internal accounting practices to accurately record our transactions, we may be subject to regulatory sanctions. Violations of the FCPA, POCA or other anti-corruption laws, or allegations of any such acts, could damage our reputation and subject us to civil or criminal investigations in the United States and in other jurisdictions. Those and any related shareholder lawsuits could lead to substantial civil and criminal, monetary and nonmonetary penalties and cause us to incur significant legal and investigatory fees which could adversely affect our business, results of operations, financial position and prospects.

We may be subject to claims against us relating to any acquisition or business combination

There may be liabilities assumed in any acquisition or business combination that we did not discover or that we underestimated in the course of performing our due diligence. Although a seller generally will have indemnification obligations in favor of us under an acquisition or merger agreement, these obligations will usually be subject to financial limitations, such as general deductibles and maximum recovery amounts, as well as time limitations. We cannot ensure that our right to indemnification from any sellers will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the amount of any undiscovered or underestimated liabilities that we may incur. Any such liabilities, individually or collectively, could have a material and adverse effect on our business, results of operations, financial position and prospects.

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Negative publicity relating to our Group or our Directors, Executive Officers or Controlling Shareholders or our major suppliers may materially and adversely affect our reputation and Share price

Negative publicity or announcements relating to our Group or any of our Directors, Executive Officers or Controlling Shareholders, whether with or without merit, may materially and adversely affect the reputation and goodwill of our Group in the home furnishings industry, consequently affecting our relationships with our customers, suppliers and sub-contractors. Since we rely on a limited number of key suppliers for our leather and fabric upholstered furniture which contributed to a significant portion of our purchases of goods for the period comprising FY2023, FY2024, FY2025 and 1Q2026, any negative publicity or announcements relating to our key suppliers may also adversely affect our reputation in the industry. In addition, such negative publicity may affect market perception of our Group and the performance of our Share price.

Negative publicity or announcements may include, among others, unsuccessful attempts in joint ventures, acquisitions or take-overs, any involvement we or our major suppliers may have in litigation or insolvency proceedings, and unfavorable or negative articles on any of our Directors, Executive Officers or Controlling Shareholders. Any claims and legal actions brought forward by our customers may also damage our brand image. If our customers, suppliers and sub-contractors subsequently lose confidence in us, this could result in the termination of business relationships or consumer orders.

As our Group is materially dependent on related party manufacturers and suppliers within the HTL Group, any negative publicity or adverse news relating to these related party suppliers and manufacturers, including the imposition of administrative penalties or fines, anti-dumping measures or investigations, product safety or quality enforcement actions, environmental or labor regulatory sanctions, or other adverse regulatory, legal or enforcement actions directed at such entities, may harm our Group’s reputation and customers’ goodwill, even where such penalties or actions are not directed at our Group. Given the close commercial relationship between our Group and these related party suppliers, the public and the market may associate negative developments affecting these suppliers with our Group, our products, or brands. Any such association could diminish consumer and wholesale customer confidence in our products, adversely affect demand for our products, and result in reputational harm to our Group and adversely affect our business, financial condition, results of operations and prospects.

Our failure to anticipate and respond to changing consumer preferences and design trends may reduce demand for our products

The marketability of our products depends on our ability to continually innovate and improve our product design and product customization offerings. Consumer preferences in the furniture industry are subjective and may be influenced by factors such as evolving trends in interior design, lifestyle changes, cultural shifts, and broader macroeconomic conditions. Whether a particular product design appeals to customers is a matter of individual taste, and a design which appeals to one segment of the market may not resonate with another. It is therefore critical for us to produce designs with sufficient market appeal to attract and retain a wide consumer base across the various markets in which we operate.

Our design and product development team must anticipate and respond to changing consumer preferences in a timely manner. The furniture industry is characterized by shifting aesthetic trends, and there can be no assurance that our team will be able to accurately identify or respond to emerging design preferences, or that new product lines will achieve commercial acceptance. The process of developing new designs and bringing them to market requires significant investment of time and resources, including expenditure on product development and design, prototyping, and market testing. There is a risk that such investments may not yield products that achieve sufficient consumer demand to justify the costs incurred.

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In addition, we face competition from other furniture manufacturers and retailers who may be better positioned to identify and capitalize on emerging design trends, or who may possess greater resources to invest in design innovation and product development. Competitors may also be quicker to adopt new materials, manufacturing techniques, or sustainable design practices which appeal to environmentally conscious consumers, thereby placing us at a competitive disadvantage. The proliferation of online retail platforms has further intensified competition by providing consumers with access to a broader range of product offerings from both domestic and international suppliers, reducing barriers to entry for new market participants and increasing the risk that our designs may be perceived as less distinctive, innovative or competitively priced relative to those of our competitors.

Furthermore, our ability to innovate and develop commercially successful products depends in part on our ability to attract and retain talented designers and product development professionals. The loss of key design personnel, or an inability to recruit individuals with the requisite creative skills and industry experience, could impair our ability to develop compelling new products. There can be no assurance that we will be able to attract or retain skilled design talent sufficient to sustain our competitive position.

If we fail to develop innovative, commercially viable, and aesthetically appealing designs which resonate with a wide consumer base, anticipate or respond to changes in consumer preferences, or compete effectively with the product offerings of our competitors, we may experience a decline in consumer demand, a loss of market share and an erosion of brand value, and our business, financial condition, results of operations and prospects may be adversely affected.

Risks Relating to the Market and Macro Economic Environment

Any adverse material changes to the markets where we operate (whether localised or resulting from global economic or other conditions) such as the occurrence of an economic recession, and the effect of economic pressures and other business factors on discretionary consumer spending and consumer preferences could have a material adverse effect on our business, results of operations and financial condition.

Uncertainties in global economic conditions that are beyond our control have in the past impacted our business and may in the future materially adversely affect our business, results of operations, financial condition and stock price.

These adverse economic conditions include inflation, slower growth or recession, new or increased tariffs and other, changes to fiscal and monetary policy, higher interest rates, high unemployment, decreased consumer confidence in the economy, armed hostilities, such as the ongoing military conflicts between Russia and Ukraine, and the United States, Israel and Iran, foreign currency exchange rate fluctuations, conditions affecting the retail environment for products we sell, and other matters that influence consumer spending and preferences.

In addition, geopolitical developments in the Middle East may give rise to secondary effects including volatility in global energy prices, disruption to maritime shipping routes (including the Red Sea corridor which is a key transit route for our European-bound exports), supply chain delays, and fluctuations in raw material costs and currency markets.

A downturn in the economic environment can also lead to financial instability, increased credit and collectability risk on our receivables, business failure of important partners, including suppliers, logistics providers, derivative counterparties and other financial institutions, limitations on our ability to issue new debt, reduced liquidity and declines in the fair value of our financial instruments. These and other economic factors can materially adversely affect our business, financial condition, results of operations, prospects and stock price.

In addition, consumer confidence and spending can be materially and adversely affected in response to financial market volatility, negative financial news, conditions in the real estate and mortgage markets, including home equity loans and consumer credit, changes in net worth based on market changes and uncertainty, energy shortages and cost increases, labour and healthcare costs, government actions and general uncertainty regarding the overall future economic environment. Consumers may view a substantial portion of the products we offer as discretionary items rather than necessities. As a result, our operating results are sensitive to changes in macroeconomic conditions that impact consumer spending, including discretionary spending. Declines in consumer spending have and, in the future, may result in decreased demand for our products and services which may have an adverse effect on our results of operations.

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During economic downturns or recessions, there can be heightened competition for sales and increased pressure to reduce selling prices as our customers may reduce their demand for our products. If we lose significant sales volume or reduce selling prices significantly, then there could be a negative impact on our financial condition or results of operations, profitability and cash flows.

In particular, our export sales division, which accounted for approximately 95.4%, 93.1%, 92.5% and 94.2% of our total revenue in FY2023, FY2024, FY2025 and 1Q2026 respectively, sells upholstered furniture to wholesale customers located predominantly in Europe, North America and Asia-Pacific. In FY2025, approximately 59.7% of our total revenue was generated from customers in Europe, approximately 26.9% from Asia-Pacific and approximately 13.4% from North America. Accordingly, our business, financial condition and results of operations are substantially exposed to economic, regulatory and political developments in these key markets.

Any adverse circumstances affecting the markets in the above regions, may adversely affect our business, financial condition, results of operations and prospects, whether in the form of lower net sales due to weakened demand, unfavourable changes in product price/mix, or lower profit margins, or resulting in the postponement, delay or cancellation of contracts and delay in recovery of account receivables is likely to have an adverse impact on our business, financial condition, results of operations and prospects. Further, a slowdown in economic growth in the PRC, may also adversely affect demand for our products and impact our export and leather trading operations. Economic volatility in the PRC may also result in currency fluctuations and broader supply chain disruptions that could negatively affect our business, financial condition, results of operations and prospects.

As our major costs include (i) product procurement; (ii) wages, (iii) rental rates and (iv) freight charges, our operating results can be materially affected by changes in our procurement costs, including product costs, rents at our retail stores, and transportation costs. Due to the uncertainty of product price fluctuations and inflation, we may not be able to pass some or all of these increased costs to our customers, which may result in lower profit margins. Accordingly, any rapid and significant changes in product prices or other supply chain costs may have a material adverse effect on our gross margins, business, financial condition, results of operations and prospects.

Many of the economies in Asia, including Singapore, are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability in the future

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credit, interest rate increases, limitations on loans, or restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If the prices of the products we source rise at a rate that exceeds any rise in consumers’ incomes, and we are unable to absorb such cost increases and are required to pass them on to consumers, it may have an adverse effect on consumers’ demand, and in turn, our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth and lower discretionary spending by the consumers at large.

These factors can lead to margin compression, longer lead times and supply disruptions (due to, for example, reduced production capacity by our suppliers due to increases in production costs), higher compliance costs, reduced flexibility in sourcing strategies, and potential supplier relocation, which would negatively affect our business, financial condition, results of operations and prospects.

Reduced availability of credit may also adversely affect the ability of some of our customers and suppliers to obtain funds for operations and capital expenditures. This could not only result in reduced or delayed collections of outstanding accounts receivable, but also negatively impact our ability to obtain necessary supplies.

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Adverse changes in government regulations and trade policies may materially and adversely affect our operations

We face exposure to shifts in government trade policies, tariffs, and regulatory requirements, including protectionist measures and sanctions, that may raise costs, disrupt supply chains, and limit market access. Some of the key risk drivers include the introduction or escalation of tariffs and duties, quota or local-content requirements, changes in trade agreements, tighter environmental, social, and governance, and customs compliance expectations, and geopolitical tensions that influence policy direction. For example, increasing geopolitical risks and the Red Sea crisis affect our trade with the European markets, whilst the imposition of tariffs by the United States and other major economies on goods and services from China, and the slowing economic growth of China, both directly and indirectly impact our business.

Heightened regulatory scrutiny and more stringent licensing requirements related to the export restrictions may result in delays and increased compliance costs. An introduction of more stringent trade-related regulations in countries where we operate may lead to an increase in compliance costs. The evolving global trade landscape, together with the increased geopolitical uncertainty, could lead to delays in the supply chain, fluctuations in exchange rates, and rising expenses. Such tariffs and regulatory changes may further affect our revenue streams. These may have a material adverse impact on our business, results of operations, financial position and prospects.

Risks Relating to our Corporate Structure

We incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer

We incur significant legal, accounting, insurance and other expenses as a result of being a public company with a primary listing on the Nasdaq, and following the Proposed Listing, a public company with a secondary listing on the Main Board of the SGX-ST. Laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Securities and Futures Act, SGX-ST Listing Manual, Dodd-Frank Act of 2010, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and Nasdaq, significantly increase our costs as well as the time that must be devoted to compliance matters. Compliance with these laws, rules, regulations and standards has substantially increased our costs, including our legal and accounting costs, and make some of our operating activities more time-consuming and costly. Our public company obligations also require attention from our senior management and could divert their attention away from the day-to-day management of our business. These laws, rules, regulations and standards make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as officers. As a result of the foregoing, we have experienced a substantial increase in legal, accounting, insurance and certain other expenses, which will negatively impact our financial performance and financial condition. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Shares, fines, sanctions and other regulatory actions and potential civil litigation.

You may face difficulties in protecting your interests, and your ability to protect your rights through Singapore courts may be limited, because we are incorporated under Cayman Islands law, with a primary listing on Nasdaq, which may differ from laws and regulations applicable to Singapore-incorporated companies listed on the SGX-ST

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act, the common law of the Cayman Islands, and we will also have to comply with the SGX-ST Listing Manual upon our admission to the Main Board of the SGX-ST. The Singapore Companies Act may provide shareholders of Singapore-incorporated companies certain rights and protections of which there may be no corresponding rights or protections under the Companies Act. As such, if you invest in our Shares, you may or may not be accorded the same level of shareholder rights and protections that a shareholder of a Singapore-incorporated company would be accorded under the Singapore Companies Act.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our Directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in Singapore, and Singapore may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Memorandum and Articles of Association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our Directors have discretion under our Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in Singapore.

It may also be difficult for you to bring an action against us in Singapore in the event that you believe that your rights have been infringed under Singapore laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our Directors and officers.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance

We are subject to rules and regulations by various governing bodies which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

The different characteristics of the capital markets in Singapore and the United States may negatively affect the trading prices of our Shares

Upon the Proposed Listing, we will be subject to Singapore and Nasdaq listing and regulatory requirements concurrently. The SGX-ST and Nasdaq have different trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Shares on the SGX-ST and Nasdaq may not be the same, even allowing for currency differences. Fluctuations in the price of our Shares due to circumstances peculiar to the United States capital markets could materially and adversely affect the price of our Shares listed in Singapore, or vice versa. Certain events having significant negative impact specifically on the United States capital market may result in a decline in the trading price of our Shares listed in Singapore notwithstanding that such event may not impact the trading prices of securities listed in Singapore generally or to the same extent, or vice versa.

We will not be subject to full regulatory oversight from the SGX-ST after our Proposed Listing and certain rules from the SGX-ST Listing Manual will not apply to us

As our primary listing is on the Nasdaq and the listing of our Shares on the SGX-ST is a secondary listing, the Nasdaq will have primary regulatory oversight over our Company. Under the SGX-ST Listing Manual, a foreign issuer having a secondary listing on the SGX-ST, as is our case, need not comply with the SGX-ST’s listing rules, provided that it undertakes to:

●	release all information and documents in English to the SGX-ST at the same time as they are released to Nasdaq;

●	inform the SGX-ST of any issue of additional securities in a class already listed on the SGX-ST and the decision of Nasdaq; and

●	to comply with such other listing rules as may be applied by the SGX-ST from time to time.

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Our compliance with such conditions will nonetheless be less than that required of a company primary listed on the SGX-ST. For example, we are not required to comply with any of the rules of the SGX-ST Listing Manual on a continuing basis, save for Rule 217 and Rule 751 of the SGX-ST Listing Manual, as well as Chapters 9, 10 and 13 of the SGX-ST Listing Manual.

The ability of our subsidiaries to distribute dividends to us may be subject to restrictions under applicable laws

We are a holding company, and our operating subsidiaries are located in various jurisdictions. Part of our primary internal sources of funds to meet our cash needs is our share of the dividends, if any, paid by our operating subsidiaries. The distribution of dividends to us from our subsidiaries is subject to restrictions imposed by the applicable laws and regulations in the various jurisdictions, including requirements relating to the availability of distributable profits and requisite board and shareholder approvals. In addition, although there are currently no foreign exchange control regulations which restrict the ability of our operating subsidiaries to distribute dividends to us, standard tax filing and reporting procedures apply, the relevant regulations may be changed and the ability of our subsidiaries to distribute dividends to us may be restricted in the future.

As a company incorporated in the Cayman Islands, we may adopt certain home country practices in relation to corporate governance matters that differ significantly from the Singapore Code of Corporate Governance and corporate governance requirements of Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Singapore Code of Corporate Governance and corporate governance requirements of Nasdaq

Under Rule 217 of the SGX-ST Listing Manual, a foreign issuer with a secondary listing on the Exchange need not comply with the Singapore Code of Corporate Governance.

As a company incorporated under the laws of the Cayman Islands that is also listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands which is our home country, may differ significantly from corporate governance requirements of the Singapore Code of Corporate Governance and Nasdaq, including, but not limited to, board of directors independence requirements, director nomination procedures, compensation committee matters. We may follow our home country law instead of the Singapore Code of Corporate Governance and/or Nasdaq Listing Rules. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the Singapore Code of Corporate Governance and corporate governance requirements of Nasdaq applicable to U.S. domestic issuers.

Risks Relating to an Investment in our Shares

Our Directors and Controlling Shareholders have significant control over our Company, which will allow them to influence the outcome of matters submitted to Shareholders for approval

As of June 30, 2026, our indirect Controlling Shareholders, Mr. Phua Yong Pin, and Mr. Phua Yong Tat collectively and beneficially own approximately 94.8% of our Company’s issued Shares.

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Therefore, these persons will be able to exercise significant influence over matters requiring Shareholders’ approval, including the election of directors and the approval of significant corporate transactions. If they act together, they will also have veto power with respect to any shareholder action or approval requiring a majority vote except where they are required by Nasdaq Listing Rules or the rules of the SGX-ST Listing Manual to abstain from voting. Such concentration of ownership may also have the effect of delaying, preventing or deterring a change in control of our Company, or otherwise discourage a potential acquirer from attempting to obtain control of our Company through corporate actions such as merger or takeover attempts notwithstanding that the same may be synergistic or beneficial to our Group or our Shareholders.

Any future sales of our Shares by our Controlling Shareholders or future sales or issuance of Shares, or the availability of large amounts of Shares for sale, could adversely affect our Share price

Any future issuance or sale or an increased availability of our Shares may have a downward pressure on our Share price. The sale of a significant number of Shares in the public market, including by our Controlling Shareholders, or the issuance of further new Shares by us, or the perception that such sales may occur, could materially affect the market price of our Shares. These factors also affect our ability to sell additional equity securities at a time and at a price favourable to us. In addition, our Shareholders would experience dilution in their holdings upon issuance or sale of additional securities in the future. If additional funds are raised through the issuance of new equity or equity-linked securities of our Company other than on a pro rata basis to existing Shareholders, the percentage ownership of such Shareholders in our Company may be reduced. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Shares.

The incurrence of additional indebtedness could result in increased fixed payment obligations and could also result in certain additional restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, and other operating restrictions that could adversely impact our ability to conduct our business. If we fail to utilise the additional funds raised to generate a commensurate increase in earnings, this will also lead to a dilution in our earnings per Share and could lead to a decline in the Share price.

Our Share price after the Proposed Listing may not be reflective of our value, we may experience capital market risks and our share price may be volatile

The Proposed Listing will be by way of an Introduction. Unlike a listing undertaken in connection with an initial public offering, there will not be a price-discovery process such as book building undertaken prior to and in connection with the Introduction. As such, the price of the Shares immediately after the Proposed Listing may not reflect an appropriate value of our Company.

Further, the performance of the SGX-ST and the Nasdaq are very much dependent on external factors such as the performance of the regional and world bourses and the flows of foreign funds. Sentiments are, inter alia, driven by internal factors such as the economic and political conditions in Singapore and the United States as well as the growth potential of the various sectors of the economy. These factors invariably contribute to the volatility of trading volumes witnessed on the SGX-ST and the Nasdaq, thus adding risk to the market price of the listed securities.

In addition, the market price of our Shares may fluctuate significantly and rapidly in response to, among other factors, some of which are beyond our control:

●	variations in our results of operations;

●	success or failure of our management team in implementing business and growth strategies;

●	gain or loss of an important business relationship;

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●	announcements by our competitors or ourselves of the gain or loss of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	ability to obtain or maintain regulatory approval for our operations;

●	negative publicity involving our Company, any of our Directors, Executive Officers or Controlling Shareholders, whether or not it is justified. Some examples are unsuccessful attempts in joint ventures, takeovers or involvement in insolvency proceedings.

●	changes in securities analysts’ recommendations, perceptions or estimates of our financial performance;

●	changes in conditions affecting the industry, the general economic conditions or stock market sentiments or other events;

●	changes in market valuations and share prices of companies with similar businesses to our Company that may be listed on the SGX-ST or the Nasdaq;

●	additions or departures of key personnel;

●	fluctuations in foreign exchange rates;

●	fluctuations in stock market prices and volume; or

●	involvement in litigation or arbitration.

Exchange rate fluctuations may adversely affect the value of our Shares and any dividend distribution

Our Shares will be quoted in United States Dollars on the Nasdaq and in Singapore Dollars on the SGX-ST. Dividends, if any, with respect to our Shares will be declared in United States Dollars and converted to Singapore Dollars for payment in relation to Shares which are listed on the SGX-ST. Fluctuations in the exchange rates between United States Dollars and the Singapore Dollars will affect, among other things, the value of the dividends to be received in Singapore Dollars by investors of our Shares in Singapore. Whilst an investor who sells our Shares on the Nasdaq and converts the proceeds from the sale of the Shares to a currency other than United States Dollars will be subject to fluctuations in exchange rates between the converted currency and the United States Dollar, similarly, an investor who sells our Shares on the SGX-ST and converts the proceeds from the sale of the Shares to a currency other than Singapore Dollars will be subject to fluctuations in exchange rates between the converted currency and Singapore Dollars.

Exchange rate gains or losses will also arise when the assets and liabilities of our subsidiaries (except for HomesToLife Singapore) are translated into Singapore dollars for repatriation purposes. If the functional and reporting currencies of our subsidiaries depreciate against the Singapore dollar, this may materially and adversely affect our Group’s reported dividends, if any.

Negative market conditions on one market on which our Shares are listed may affect the price of our Shares on the other market

As our Shares will be listed and quoted on both the Nasdaq and the SGX-ST, prices of our Shares will be affected by general market conditions on the Nasdaq, in addition to general market conditions of the SGX-ST. There is no assurance that any negative market conditions on the SGX-ST will not affect the price of our Shares listed and quoted on the Nasdaq and vice versa. In addition, there will be occasions when our Shares may trade on one market while the other market is closed for trading. If there are negative trading conditions on the market which is open for trading and the price of our Shares on this market declines during trading hours, investors who hold our Shares on the other market which is closed for trading will not have the opportunity to sell their Shares during the period when the price of our Shares on the other market is declining.

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Overseas shareholders may not be able to participate in future offerings or certain other equity issues by us

If we offer or cause to be offered to our Shareholders rights to subscribe for additional Shares or any rights of any other nature, we will have the discretion as to the procedure to be followed in making such rights available to our Shareholders or in disposing of such rights for the benefit of such Shareholders and making the net proceeds available to such Shareholders. We may decide not to offer such rights to Shareholders having an address in a jurisdiction outside the United States and Singapore.

Cayman Islands laws and regulations and our Memorandum and Articles of Association contain provisions that could discourage a take-over of our Company

The Companies Act contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

We may or may not pay dividends in the foreseeable future

We currently intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As a result, we may not consistently pay cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Shares as a source for any future dividend income.

Following the adoption of the new Memorandum and Articles of Association, our board of directors will have complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, our ability to declare and pay dividends in relation to the Shares will depend on, amongst others, our operating results, financial condition, other cash requirements including capital expenditures, the terms of borrowing arrangements, the ability of our subsidiaries to pay dividends to us, other contractual restrictions and other factors deemed relevant by our Directors. This, in turn, depends on our strategy, the successful implementation of our strategy and on financial, competitive, regulatory, general economic conditions and other factors that may be specific to us or specific to our industry, many of which are beyond our control. There is also no guarantee that our Shares will appreciate in value in the future or even maintain the price at which you purchased our Shares. You may not realise a return on your investment in our Shares and you may even lose your entire investment.

In addition, our Company is a holding company and we operate our business through our subsidiaries. Therefore, our ability to pay dividends will be affected by the ability of our subsidiaries to declare and pay us dividends or other distributions. The ability of our subsidiaries to declare and pay dividends to us will be dependent on the cash income of and cash available to such subsidiary and the operating results, financial condition, other cash requirements including capital expenditures, the terms of borrowing arrangements and other contractual restrictions of the relevant subsidiary and may be restricted under applicable laws or regulations.

There has been no prior market for our Shares on the Main Board of the SGX-ST, and the Introduction may not result in an active or liquid market for our Shares

As at the date of this prospectus, there is no public market for our Shares in Singapore. We have applied for an eligibility-to-list letter from the SGX-ST to have our Introduction Shares listed and quoted on the SGX-ST. Listing and quotation does not, however, guarantee that a trading market for our Shares on the SGX-ST will develop or, if a market does develop, the liquidity of that market for our Shares.

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The trading prices of our Shares on the SGX-ST and Nasdaq may differ significantly due not only to currency fluctuations but also due to differences in market liquidity for the Shares, trading participants and investor bases, exchange trading systems, and other factors outside of our control. There is no guarantee that the trading prices of our Shares on the SGX-ST will be equivalent to the trading prices of our Shares on Nasdaq.

The trading prices of our Shares could be subject to fluctuations in response to variations in our results of operations, changes in general economic conditions, changes in accounting principles or other developments affecting us, our clients or our competitors, changes in financial estimates by securities analysts, the operating and stock price performance of other companies and other events or factors, many of which are beyond our control. Volatility in the price of our Shares may be caused by factors outside of our control or may be unrelated or disproportionate to our results of operations. It may be difficult to assess our performance against either domestic or international benchmarks.

Techniques employed by short sellers may drive down the market price of the Shares

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Securities analysts may not publish favourable research or reports about our business or may not publish any report at all, which could cause our stock price or trading volume to decline

The trading market for our securities are influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavourable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in us.

The actual performance of our Company may differ materially from the forward-looking statements in this prospectus

This prospectus contains forward-looking statements, which are based on a number of assumptions which are subject to significant uncertainties and contingencies, many of which are outside of our control. Furthermore, our revenue and financial performance are dependent on a number of external factors, including demand for our products which may decrease for various reasons, such as increased competition within the industry or changes in applicable laws and regulations. We cannot assure you that these assumptions will be realised and our actual performance will be as expected. Investors should not place undue reliance on any such forward-looking statements. The inclusion of these forward-looking statements in this prospectus shall not be regarded as a representation or warranty by our Company or any of its professional advisers that the plans and objectives of our Company can or will be achieved.

Although the Shares will be listed on the Nasdaq and the SGX-ST, there is no assurance that the Shares will remain listed on the Nasdaq or that our Shares will remain listed on the SGX-ST

There is no assurance of the continued listing of the Shares on the Nasdaq or on the SGX-ST. We may not be able to continue to satisfy the Nasdaq listing requirements as well as other relevant rules, regulations and laws in Singapore or in the United States, which may result in the Shares being suspended for trading or delisted on the Nasdaq.

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Our eligibility-to-list on the SGX-ST will be conditional upon, among other things, the maintenance of the primary listing of our Shares on the Nasdaq. Thus, in the event that the Shares are removed from trading on the Nasdaq, there is no assurance that our Shares will remain listed on the Official List of the SGX-ST. If the Shares are suspended from quotation on, or removed from trading on the Nasdaq and/or from the SGX-ST, Shareholders will not be able to trade their Shares on the Nasdaq and/or their Shares on the SGX-ST and there is no assurance that holders of Shares will be entitled to compensation or an exit offer, or should they be so entitled, that holders of Shares will receive realisation for their investments that they would have been able to obtain through trading their Shares on the Nasdaq or their Shares on the SGX-ST.

Transfer of Shares between Nasdaq and SGX-ST may affect the liquidity and/or trading price of our Shares on either exchange, and the time required for the transfer between SGX-ST and Nasdaq might be longer than expected, and investors may experience delays, costs and inability to trade during the transfer process

Our Shares are currently traded on Nasdaq, and there is no direct trading or settlement between Nasdaq and the SGX-ST on which our Shares will be traded. CDP both acts as central depository for the SGX-ST and is a DTC participant and facilitates settlement between the two markets via its procedures for cross border securities transfers via DTC. Subject to compliance with U.S. securities law and procedures of CDP, holders of our Shares may use CDP’s procedures for cross border securities transfers via DTC to transfer Shares traded on SGX-ST to Shares traded on Nasdaq. Any holder of Shares traded on Nasdaq may also transfer such interests for trading on the SGX-ST. In the event that a substantial number of Shares are exchanged, the liquidity and trading price of our Shares on the SGX-ST and Shares on Nasdaq may be adversely affected.

In addition, the time differences between Singapore and New York, unforeseen market circumstances, temporary closure of the facilities offered by CDP for cross border securities transfers via DTC, the procedures of a shareholder’s brokers in Singapore and/or the United States or other factors may delay the transfer of Shares from trading on the SGX-ST to Nasdaq (and vice versa). Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any transfer of Shares from trading on the SGX-ST to Nasdaq (and vice versa) will be completed in accordance with the timelines that investors may anticipate. Furthermore, CDP and other DTC participants are entitled to charge holders fees for cross border securities transfers via DTC. Brokers in the Singapore and/or the United States may charge additional fees. As a result, shareholders who transfer Shares from trading on the SGX-ST to Nasdaq (and vice versa), may not achieve the level of economic return the shareholders may anticipate.

There is no minimum offering amount required as a condition to closing this offering, and we may not raise sufficient capital to fund our intended uses of proceeds.

There is no minimum offering amount required as a condition to closing this offering. We may sell fewer than all of the Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds we receive. Because there is no minimum number of securities or dollar amount of proceeds required, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. In such event, we may be required to seek additional capital through other means, which may not be available on favorable terms, or at all. Additionally, there is no assurance that investors who purchase Ordinary Shares in this offering will receive a return on their investment. The failure to raise sufficient capital in this offering could have a material adverse effect on our business, financial condition, results of operations and prospects.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our Ordinary Shares to significant adverse U.S. federal income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. For this purpose, cash and cash equivalents may be categorized as passive assets, and goodwill and other unbooked intangibles associated with active business activities may be taken into account as non-passive assets. Our PFIC status for any taxable year will not be determinable until after the end of such taxable year.

The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, or our valuation of our tangible and intangible assets (which may be determined, in part, by reference to the market price of our Ordinary Shares, which could be volatile). Accordingly, there can be no assurance with respect to our PFIC status for our current taxable year or any subsequent taxable year. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in “Certain Material Income Tax Considerations — Certain Material United States Federal Income Tax Considerations”) of our Ordinary Shares, that U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances. For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. Holders if we were determined to be a PFIC, see “Certain Material Income Tax Considerations — Certain Material United States Federal Income Tax Considerations — Passive Foreign Investment Company.”

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USE OF PROCEEDS

Based upon an assumed offering price of $[●] per Ordinary Share, which was the closing price of our Ordinary Shares on the Nasdaq Capital Market on [●], 2026, we estimate that we will receive gross proceeds from this offering of approximately US$[●], and net proceeds of approximately US$[●] after deducting estimated offering expenses of approximately $[●], if the maximum number of shares offered in this prospectus is sold. However, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and the net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority. General corporate purposes may include capital expenditures.

Description of Use	Estimated Percentage of Net Proceeds
Business expansion	80%
General working capital	20%
Total	100%

We currently do not have any binding agreements, letters of intent or definitive arrangements with respect to any specific business venture. Our plans for business expansion are preliminary in nature and are subject to change based on market conditions, the availability of suitable opportunities and the results of our due diligence. Accordingly, the timing, size and nature of any such transactions have not been determined at this time, and there can be no assurance that we will complete any particular business venture or acquisition.

The actual allocation of proceeds realized from this offering will depend upon our operating revenue, cash position, our working capital requirements. We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for these purposes. Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

A $1.00 increase (decrease) in the assumed offering price of US$[●] per Ordinary Share would increase (decrease) the net proceeds to us from this offering by approximately $[●] assuming the number of Ordinary Shares, offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated offering expenses payable by us. Further, for each 100,000 Ordinary Shares by which our offering size varies from our expected offering size of [●] Ordinary Shares, the net proceeds to us from this offering would increase or decrease by approximately $[●] assuming the estimated offering price remains the same.

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DIVIDEND POLICY

Although we have previously declared and paid cash dividends, there is no guarantee that we will declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. We may pay out dividends where we assess that we have sufficient available funds. However, even though we may intend to pay out such dividends, there is no guarantee that we will do so. Therefore, you should not rely on an investment in our Shares as a source for any future dividend income.

We are a holding Company incorporated in the Cayman Islands. We rely principally on dividends from our operating subsidiaries for our cash requirements, including any payment of dividends to our shareholders.

The Company’s board of directors has the authority to pay interim dividends, recommend and/or declare final dividends in accordance with the respective rights of the shareholders if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid. Subject to the requirements of the Companies Act, the Company may by ordinary resolution declare dividends   in accordance with the respective rights of our shareholders but no dividend shall exceed the amount recommended by the directors. Even if our directors and shareholders decide to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of distributable profits.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

●	on an actual basis;

●	on an as adjusted basis to reflect the issuance and sale of [●] Ordinary Shares in this offering at an assumed offering price of US$[●] per Ordinary Share, after deducting placement agent discounts and estimated offering expenses payable by us.

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds” included elsewhere in this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference.

	As of December 31, 2025
Shareholders’ Equity	Actual	As adjusted
	US$	US$
Ordinary Shares, par value US$0.0001 per share, 500,000,000 Ordinary Shares authorized, 89,687,500 Ordinary Shares outstanding on an actual basis, [●] Ordinary Shares outstanding as adjusted basis	8,969
Additional paid-in capital	37,179,424
Accumulated other comprehensive loss	(12,111,193)
Retained earnings	2,764,110

Equity attributable to owners of the Company	27,841,310
Non-controlling interest	0
Total Equity	27,841,310

Indebtedness
Bank loan	10,389,094
Lease liabilities	7,497,260
Amount due to a director	0
Total Indebtedness	17,886,354
Total Capitalization	45,727,664

Type of Debts	Securities	Terms of repayments	Annual interest rate	Actual	Pro forma and Pro forma, As adjusted
				US$	US$
Bank loan	NA	90-180days	5.52-5.94%	10,389,094	10,389,094
Lease liabilities	NA	1-10years	1.2-7.59%	7,497,260	7,497,260
Total Indebtedness				17,886,354	17,886,354

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the assumed offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the assumed offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders at December 31, 2025 was US$27,841,310 or approximately US$0.31 per ordinary share. Net tangible book value per ordinary share as of December 31, 2025 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our as adjusted net tangible book value of our Ordinary Shares as of December 31, 2025 gives effect to the sale of [●] Ordinary Shares upon completion of the offering at the assumed offering price of US$[●] per Ordinary Share, after deducting the placement discount and commission and estimated offering expenses. Our as adjusted net tangible book value as of December 31, 2025 will be approximately US$[●] or US$[●] per Ordinary Share. This would result in dilution to investors in this offering of approximately US$[●] per Ordinary Share or approximately [●]% from the assumed offering price of US$[●] per share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by US$[●] per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing offering assumptions.

Assumed offering price per Ordinary Share	US$
Net tangible book value per Ordinary Share as of December 31, 2025	US$	0.31
As adjusted net tangible book value per Ordinary Share as of December 31, 2025	US$
Dilution in net tangible book value per Ordinary Share to new investors in the offering	US$

As adjusted net tangible book value as of December 31, 2025, is calculated as follows:

Total assets	US$
Total tangible assets	US$
Less: Total liabilities	US$
As adjusted net tangible book value	US$

The as adjusted information as discussed above is illustrative only. Our as adjusted net tangible book value following the completion of this offering is subject to adjustment based on the actual number of Ordinary Shares sold in this offering and the actual offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

Each $1.00 increase (decrease) in the assumed offering price of $[●] per Ordinary Share would increase (decrease) the net tangible book value per share after this offering by $[●] per share and the dilution to new investors purchasing Ordinary Shares in this offering by $[●] per share, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting placement agent fees and estimated offering expenses payable by us.

If we only sell 75%, 50% or 25% of the maximum offering amount, our net tangible book value per share after this offering would be $[●], $[●] or $[●], respectively, and the immediate dilution in net tangible book value per share to new investors purchasing Ordinary Shares in this offering would be $[●], $[●] or $[●], respectively.

The following tables summarize, on a pro forma as adjusted basis as of December 31, 2025, the differences between existing shareholders and the new investors with respect to the number of our Ordinary Shares purchased from us, the total consideration paid and the average price per share before deducting the estimated placement agent discounts and the estimated offering expenses payable by us.

	Ordinary Shares purchased			Total consideration			Average price Per share
	Number	Percent		Amount	Percent
Existing shareholders	89,687,500		%	294,511,324		%	$
New investors			%			%	$
Total			%			%

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary share as of the date of this prospectus, and as adjusted to reflect the sale of the ordinary share offered in this offering for:

●	each of our directors and executive officers who beneficially owns our ordinary share; and

●	each person known to us to own beneficially more than 5% of our ordinary share.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary share shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on (i) Ordinary Shares issued and outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part and (ii) Ordinary Share underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes (i) ordinary share outstanding immediately after the completion of this offering and (ii) Ordinary Share underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus, but excludes any shares issuable upon the exercise of the over-allotment option.

As of the date of the prospectus, we have three shareholders of record, who are not located in the United States.

	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned after this Offering
Name of Beneficial Owner (1)	Number	Percentage	Number	Percentage
Directors and Executive Officers:
Phua Yong Pin(2)	85,012,500	94.8	85,012,500	[ ]
Phua Yong Tat(2)	85,012,500	94.8	85,012,500	[ ]
Phua Mei Ming	-	-	-	-
Chai Zhengjie “Jeff”	625	*	625	*
Wang Jun	-	-	-	-
Long Ai Ming (Lee Ai Ming)	-	-	-	-
Sophia Dai	-	-	-	-
All directors and executive officers as a group (7 persons)	85,013,125	94.8	85,013,125	[ ]
5% shareholders:
Golden Hill Capital Ltd(2)	10,012,500	11.2	10,012,500	[ ]
New Century International Homes Pte. Ltd. (2)	75,000,000	83.6	75,000,000	[ ]

(1)	Unless otherwise noted, the business address of each of the above entities or individuals is 12 Tai Seng Link, GRC Centre, #03-01A, Singapore 534233.

(2)	Each of Phua Yong Pin and Phua Yong Tat indirectly owns 50% of Golden Hill Capital Ltd and of New Century International Homes Pte. Ltd. As such, Phua Yong Pin and Phua Yong Tat are deemed to jointly beneficially own 85,012,500 Shares held through Golden Hill Capital Ltd and New Century International Homes Pte. Ltd.. The mailing address for Golden Hill Capital Ltd and of New Century International Homes Pte. Ltd. is 12 Tai Seng Link, GRC Centre, #03-01A, Singapore 534233

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CERTAIN MATERIAL INCOME TAX CONSIDERATIONS

Certain Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations generally applicable to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the 3.8% Medicare tax imposed on certain investment income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

U.S. Federal Income Taxation

This discussion does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	subchapter S corporations and beneficial owners of such entities;

●	personal holding companies;

●	taxpayers that elect to use a mark-to-market method of accounting for U.S. federal income tax purposes;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 5% or more (by vote or value) of the issued shares of the Company (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships (including entities or arrangements treated as partnerships) for U.S. federal income tax purposes or holders of interests therein;

●	persons that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction);

●	persons that have a functional currency other than the U.S. dollar;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a Trust.

Thus, the discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes,

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership) for United States federal income tax purposes is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the preferential capital gains rate applicable to qualified dividend income, only if we are treated as a “qualified foreign corporation” and certain holding period and other requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year) in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Secretary of the Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program, or (ii) our Ordinary Shares are readily tradable on an established securities market in the United States, including Nasdaq. The United States does not have a comprehensive income tax treaty with Singapore or the Cayman Islands. However, Ordinary Shares are listed on the Nasdaq Capital Market. If our Ordinary Shares are readily tradable, dividends we pay on our Ordinary Shares may be eligible for the preferential rates of taxation described in this paragraph. It is unclear whether dividends that we pay on our Ordinary Shares will meet all of the conditions required for the preferential rate. You are urged to consult your tax advisors regarding the availability of the preferential rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. Therefore, a U.S. Holder should expect that a distribution may be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Dividends paid on our Ordinary Shares will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of certain foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such taxes, but only for a year in which such U.S. Holder elects to do so for all creditable foreign taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you generally will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss generally will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for preferential rates of taxation on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For this purpose, cash and cash equivalents may be categorized as passive assets and our goodwill and other unbooked intangibles may be categorized as non-passive assets. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, or our valuation of our tangible and intangible assets (which may be determined, in part, by reference to the market price of our Ordinary Shares, which could be volatile), each of which may result in our becoming a PFIC for the current or other taxable years.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

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The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our PFIC status for any taxable year will not be determinable until after the end of such taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering.

The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Accordingly, there can be no assurance with respect to our PFIC status for our current taxable year or any subsequent taxable year. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

The determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations). If the Ordinary Shares are regularly traded on a qualified stock exchange or other market, and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

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Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, if any, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

THIS IS ONLY A SUMMARY OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES. THE U.S. FEDERAL INCOME TAX TREATMENT OF PROSPECTIVE INVESTORS IN OUR ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE.

Cayman Islands Taxation

The following is a discussion on Cayman Islands income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive changes. It is not intended as tax advice, it does not consider any investor’s particular circumstances, and it does not consider tax consequences other than those arising under Cayman Islands law.

Income Tax

The Cayman Islands currently levies no taxes on individuals or corporations based on profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction or produced before a court of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not a party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Stamp Duty

No stamp duty is payable in the Cayman Islands in respect of the issue of our Shares or on an instrument of transfer in respect of our Shares, so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

Tax on Dividends

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares or, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

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Singapore Taxation

The following is a discussion on Singapore income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive changes. It is not intended as tax advice, it does not consider any investor’s particular circumstances, and it does not consider tax consequences other than those arising under Singapore law.

Corporate Income Tax

A corporate taxpayer is regarded as a tax resident in Singapore if the control and management of its business is exercised in Singapore. Broadly, “control and management” is defined as the making of decisions on strategic matters, such as those concerning our Company’s policy and strategy. Generally, the location of a company’s board of directors’ meetings, where strategic decisions are made, determines where the control and management of that company is exercised. However, under certain scenarios, holding board meetings in Singapore may not be sufficient, and other factors will be considered to determine if the control and management of the business is indeed exercised in Singapore.

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

(a)	income accruing in or derived from Singapore; or

(b)	income derived from outside Singapore (i.e. foreign-sourced income) which is received or deemed received in Singapore, unless otherwise exempted.

A non-Singapore tax resident corporate taxpayer is liable to Singapore income tax on income accruing in or derived from Singapore. A non-Singapore tax resident corporate taxpayer is also liable to Singapore income tax on income derived from outside Singapore, which is received or deemed to have been received in Singapore.

Foreign-sourced income is deemed to be received in Singapore when it is:

(a)	remitted to, transmitted or brought into Singapore;

(b)	used to pay off any debt incurred in respect of a trade or business carried on in Singapore; or

(c)	used to purchase any movable property brought into Singapore.

Foreign-sourced income in the form of branch profits, dividends and service fee income (“specified foreign income”) received or deemed received in Singapore by a Singapore tax resident company are exempted from Singapore tax provided that the following qualifying conditions are met:

(a)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(b)	at the time such income is received in Singapore by the person resident in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which such income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is at least 15.0%; and

(c)	the Comptroller of Income Tax (“Comptroller”) is satisfied that the tax exemption would be beneficial to the person resident in Singapore who is receiving or deemed to be receiving the specified foreign income.

Certain concessions and clarifications have also been announced by the IRAS with respect to such conditions.

The prevailing corporate income tax rate in Singapore for both resident and non-resident companies is 17.0%, with the first S$200,000 of chargeable income of a company being partially exempt from tax as follows:

(a)	75.0% of the first S$10,000 of chargeable income; and

(b)	50.0% of the next S$190,000 of chargeable income.

New companies will also, subject to certain conditions and exceptions, be eligible for tax exemption for each of their first three years of assessment as follows:

(a)	75.0% of the first S$100,000 of chargeable income; and

(b)	50.0% of the next S$100,000 of chargeable income.

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The remaining chargeable income (after the tax exemption scheme for new companies or the partial tax exemption scheme for companies) will be fully taxable at the prevailing corporate tax rate.

It is announced in the Budget 2026 by the Minister for Finance that all taxpaying companies (whether resident or not) will be granted a 40% Corporate Income Tax (“CIT”) rebate, capped at S$30,000 for the Year of Assessment (“YA”) 2026. Active companies that have employed at least one local employee (referred to as “local employee condition”) in 2025 will receive a minimum benefit of S$1,500 in the form of a CIT Rebate Cash Grant. The total maximum benefits of CIT Rebate and CIT Rebate Cash Grant that a company may receive is S$30,000. An active company refers to one that is carrying on a trade or business (including the activity of holding any investments) at the point of disbursement of the CIT Rebate Cash Grant. On the other hand, inactive companies include: (i) Companies that are not carrying on any trade or business (including the activity of holding any investments); (ii) Companies that are under liquidation; (iii) Companies that are under receivership in respect of all of their properties; and (iv) Companies that have ceased to exist such as amalgamating companies that are removed from the register by the Registrar of Companies upon an amalgamation coming into effect. A company is considered to have met the local employee condition if it has made CPF contributions to at least one local (Singapore citizen or permanent resident) employee, not including shareholders who are also directors of our Company, in the calendar year 2025.

As announced in a ministerial statement on April 7, 2026, the CIT rebate for YA 2026 will be enhanced from 40% to 50%. The minimum benefit that eligible companies would receive will be increased from S$1,500 to S$2,000 (in the form of a CIT Rebate Cash Grant). The total maximum benefits of CIT Rebate and CIT Rebate Cash Grant that a company may receive will be raised from S$30,000 to S$40,000.

Individual Income Tax

Individual taxpayers who are Singapore tax residents are subject to tax on income accrued or derived from Singapore. All foreign-sourced income (except for income received through a partnership in Singapore or that is derived from the carrying on of a trade, business or profession in Singapore) received in Singapore by tax resident individuals will be exempt from tax. Certain Singapore-sourced investment income (such as interest) derived by tax resident individuals from certain financial instruments (other than income derived through a partnership in Singapore or from the carrying on of a trade, business or profession in Singapore) will be exempt from tax.

An individual is regarded as a tax resident in Singapore in a YA (which refers to the year in which tax is calculated and charged for income earned in the preceding year) if, in the calendar year preceding the YA, he was physically present in Singapore or exercised an employment in Singapore (other than as a director of a company) for 183 days or more, or if he ordinarily resides in Singapore except for such temporary absences therefrom as may be reasonable and not inconsistent with a claim by such individual to be resident in Singapore.

With effect from YA 2024, Singapore tax resident individuals are subject to tax at the progressive resident rates, ranging from 0% to 24.0% after deductions of qualifying personal reliefs, where applicable.

Non-resident individuals are generally subject to Singapore income tax on income accrued in or derived from Singapore at a flat rate of 24.0% with effect from YA 2024, except employment income and certain income taxable at reduced withholding rates. Singapore employment income of non-resident individuals is taxed at a flat rate of 15.0%, or at the progressive resident rates, whichever yields a higher tax. A non-resident individual (other than a director) exercising a short-term employment in Singapore for not more than 60 days may be exempt from tax in Singapore. All foreign-sourced income (except for income received through a partnership in Singapore) received in Singapore by an individual is exempt from Singapore income tax.

Dividend Distributions

Singapore adopted the one-tier corporate tax system from 1 January 2003. Under the one-tier corporate tax system, the tax paid by a Singapore resident company on its corporate profits is a final tax. Dividends payable by the Singapore resident company are exempt from Singapore income tax in the hands of the shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident. There is no withholding tax on the dividend payments to both resident and non-resident shareholders.

Foreign shareholders receiving tax exempt (one-tier) dividends are advised to consult their tax advisers to take into account the tax laws of their respective countries of residence and the applicability of any double taxation agreement which their country of residence may have with Singapore.

POTENTIAL PURCHASERS OF OUR ORDINARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, GIFT, ESTATE OR GENERATION-SKIPPING TRANSFER, AND OTHER TAX AND TAX TREATY CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted Company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168 as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;
(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
(c)	is final;
(d)	is not in respect of taxes, a fine or a penalty;
(e)	was not obtained by fraud; and
(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Singapore

It is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States; or (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

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PLAN OF DISTRIBUTION

We have engaged UOB Kay Hian Private Limited (the “placement agent” or “UOBKH”), to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its best endeavours to arrange for the sale of the Ordinary Shares offered by this prospectus in Singapore to certain institutional, accredited and other relevant investors under Singapore law. The placement agent may engage sub-agents or selected dealers to assist with this offering.

The offering price for this offering was determined between the Company and the placement agent based on arm’s-length negotiations between the Company and the investors, in consultation with the placement agent based on the trading of our Ordinary Shares prior to the offering. In addition, other factors considered in determining the offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering.

We have agreed to pay the placement agent a placement commission equal to 3.0% of the offering price for each Ordinary Share sold in this offering, together with any applicable goods and services tax or other similar taxes, duties or levies. In addition, we have agreed to bear and pay all bona-fide and reasonable costs and expenses incurred in connection with this offering: (a) the preparation, printing, execution, reproduction and delivery of the placement agreement and other offering-related documents, (b) the fees and expenses of the placement agent’s legal advisers, accountants and other professional advisers, if any, (c) all listing fees and travel, telephone, postage and other out-of-pocket expenses incurred in connection with this offering, (d) all filing fees and communication expenses associated with the review of this offering by FINRA, and (e) all stamp, registration, transfer and other similar taxes, duties, fees and charges arising in connection with this offering. The placement agent is entitled to deduct from the proceeds payable to the Company the placement commission and any amounts payable by the Company to the placement agent under the placement agreement.

We have agreed to indemnify the placement agent, against certain liabilities, including civil liabilities under the Securities Act and liabilities arising from breaches of representations, warranties and covenants contained in the placement agreement.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We will deliver the Ordinary Shares being issued to the investors electronically upon receipt of investor funds for the purchase of the Ordinary Shares offered pursuant to this registration statement. We currently anticipate that the closing of the sale of the Ordinary Shares offered pursuant to this registration statement will take place, and we expect to deliver the Ordinary Shares that are purchased, on or about [●]. The obligations of the placement agent to close this offering are subject to certain conditions, including the absence of any material adverse change in our business and the receipt of customary letters and certificates.

We estimate the total offering expenses of this offering that will be payable by us will be approximately $[●] million, which include legal and printing costs and various other fees. This offering will be settled exclusively on the SGX-ST. At closing, the Ordinary Shares will be issued in book-entry form and are expected to be credited through the facilities of DTC to CDP, for onward crediting through the applicable CDP clearing and settlement arrangements to the securities accounts maintained with CDP or with depository agents, as notified by the placement agent. Purchasers of Ordinary Shares in this offering will hold their Ordinary Shares through securities accounts maintained with CDP or through depository agents, and will receive only the customary confirmation from the registered dealer, broker, custodian or depository agent through whom such Ordinary Shares are purchased. Against the allotment, issuance and crediting of such Ordinary Shares to the relevant securities accounts, the placement agent will make payment to us of the net proceeds for the total number of Ordinary Shares sold in this offering by wire transfer to a bank account designated by us, after deducting the placement agent’s commission and any expenses payable by us to the placement agent.

The foregoing descriptions of the placement agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the placement agreement, a copy of which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Singapore

The placement agent has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the placement agent has represented and agreed that it has not offered or sold any Ordinary Shares or caused the Ordinary Shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any Ordinary Shares or cause the Ordinary Shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares, whether directly or indirectly, to any person in Singapore other than:(a) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement agent fees and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$	2,762
Legal Fees and Expenses	US$	147,078
Accounting Fees and Expenses	US$	14,401
Placement Agent Expenses	US$	170,000
FINRA Filing Fee	US$	3,500
Printing and Engraving Expenses	US$	5,000
Miscellaneous Expenses	US$	7,529
Total Expenses	US$	350,000

These expenses will be borne by us. Placement agent fees and commissions will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

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LEGAL MATTERS

The validity of the Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Loeb & Loeb LLP is acting as counsel to our company regarding U.S. securities law matters. Dentons Hong Kong LLP and Dentons US LLP are acting as securities counsel for the placement agent in connection with this offering. Rajah & Tann Singapore LLP is acting as counsel to our company regarding Singapore law in connection with the placement in Singapore. Dentons Rodyk & Davison LLP is acting as counsel for the placement agent regarding Singapore law in connection with the placement in Singapore.

EXPERTS

The financial statements as of December 31, 2025 and 2024 and for each of the financial year ended December 31, 2025, 2024 and 2023 incorporated by reference in this prospectus have been audited by CLA Global TS Public Accounting Corporation. CLA Global TS Public Accounting Corporation is an independent registered public accounting firm, as stated in its report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. office of CLA Global TS Public Accounting Corporation is 80 Robinson Road, #25-00, Singapore 068898.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The U.S. Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in any subsequently filed document that is also incorporated by reference herein. We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 23, 2026 and amended on June 11, 2026 (the “2025 Form 20-F”);

●	our Current Reports on Form 6-K filed with the SEC on March 23, 2026, March 27, 2026, April 10, 2026, May 5, 2026, and May 29, 2026; and

●	the description of our Ordinary Shares contained in this prospectus, and in Exhibit 2.2 to the 2025 Form 20-F, including any amendments or reports filed for the purposes of updating this description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to 12 Tai Seng Link, GRC Centre, #03-01A, Singapore 534233, Attn: Corporate Secretary, telephone +65 9730 3718.

You also may access these filings on our website at https://investors.homestolife.com/. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). You may also access these filings at the SEC’s website at www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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Ordinary Shares

HomesToLife Ltd

UOB Kay Hian Private Limited

       , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against indemnified person’s own fraud, dishonesty, willful neglect or willful default or against the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own actual dishonesty, fraud, willful default, or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

The shares were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act. No underwriters were involved in these issuances of Shares.

Name	Number of Shares	Consideration
Golden Hill Capital Ltd	13,250,000	$1,325.00
New Century International Homes Pte Ltd	75,000,000	100% of the issued and outstanding share capital of HTL Marketing Pte. Ltd.

The foregoing issuances were exempt from registration under the Securities Act since they were transactions not involving a public offering. No underwriters were involved in these issuances of Shares. Other than disclosed herein, we did not issue any unregistered securities in the past three years.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to, at the closing specified in the Placement Agreement, allot and issue the Ordinary Shares sold in this offering and procure that such Ordinary Shares are credited, through the applicable clearing and settlement arrangements, to the securities accounts maintained with CDP or with depository agents in Singapore, as notified by the placement agent, and to provide the placement agent with written confirmation that such Ordinary Shares have been duly allotted, issued and credited to the relevant securities accounts in Singapore.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes to file post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering

(3)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 25, 2026.

HomesToLife Ltd

By:	/s/ Phua Mei Ming
Name:	Phua Mei Ming
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Chai Zhengjie “Jeff”
Name:	Chai Zhengjie “Jeff”
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Phua Yong Tat as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of the ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phua Mei Ming	Chief Executive Officer	August 25, 2026
Phua Mei Ming	(Principal Executive Officer)

/s/ Chai Zhengjie “Jeff”	Chief Financial Officer	August 25, 2026
Chai Zhengjie “Jeff”	(Principal Accounting and Financial Officer)

/s/ Phua Yong Pin	Chairman and Director	August 25, 2026
Phua Yong Pin

/s/ Phua Yong Tat	Vice Chairman and Director	August 25, 2026
Phua Yong Tat

/s/ Wang Jun	Independent Director	August 25, 2026
Wang Jun

/s/ Lee Ai Ming	Independent Director	August 25, 2026
Long Ai Ming (Lee Ai Ming)

/s/ Sophia Dai	Independent Director	August 25, 2026
Sophia Dai

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in Los Angeles, California, United States of America on August 25, 2026.

AUTHORIZED U.S. REPRESENTATIVE

/s/ Chai Zhengjie “Jeff”
Name:	Chai Zhengjie “Jeff”

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EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Placement Agreement
3.1†	Second Amended and Restated Memorandum and Articles of Association of HomesToLife Ltd (incorporated by reference to Exhibit 1.1 to the Annual Report on Form 20-F filed with the SEC on April 7, 2025)
4.1†	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 filed with the SEC on August 22, 2024)
5.1**	Opinion of Ogier regarding the validity of the ordinary shares being registered
10.1†	Amended and Restated Products Supply Agreement dated May 20, 2024 between HomesToLife Pte. Ltd. and HTL Marketing Pte. Ltd. (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-1 filed with the SEC on August 22, 2024)
10.2†	Amended and Restated Exclusive Brand Distribution Agreement dated May 20, 2024 between HomesToLife Pte. Ltd. and HTL Marketing Pte. Ltd. (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-1 filed with the SEC on August 22, 2024)
10.3†	Employment Agreement of Phua Mei Ming, dated August 1, 2024 (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-1 filed with the SEC on August 22, 2024)
10.4†	Services Agreement dated as of May 1, 2026, by and between HomesToLife Ltd and HTL Furniture Inc. (incorporated by reference to Exhibit 10.1 to the current report on Form 6-K filed with the SEC on May 5, 2026)
10.5†	Form of Independent Director Appointment Letter (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-1 filed with the SEC on August 22, 2024)
10.6†	Form of HomesToLife Ltd 2024 Incentive Securities Plan (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form F-1 filed with the SEC on August 22, 2024)
10.7†	Contract Manufacturing Agreement dated November 1, 2024 between HTL FAR EAST PTE. LTD. and HTL FURNITURE (China) CO., LTD (incorporated by reference to Exhibit 4.7 to the Annual Report on Form 20-F filed with the SEC on April 7, 2025)
10.8†	Contract Manufacturing Agreement dated January 4, 2021 between HTL MARKETING PTD LTD and HTL FURNITURE (China) CO., LTD (incorporated by reference to Exhibit 4.8 to the Annual Report on Form 20-F filed with the SEC on March 23, 2026)
21.1†	List of Subsidiaries and Affiliated Entities (incorporated by reference to Exhibit 8.1 to the Annual Report on Form 20-F filed with the SEC on March 23, 2026, as amended)
23.1*	Consent of CLA Global TS Public Accounting Corporation
23.2**	Consent of Ogier (included in Exhibit 5.1)
24.1*	Power of Attorney
99.1†	Charter of the Audit Committee (incorporated by reference to Exhibit 99.2 to the current report on Form 6-K filed with the SEC on October 2, 2024)
99.2†	Charter of the Compensation Committee (incorporated by reference to Exhibit 99.3 to the current report on Form 6-K filed with the SEC on October 2, 2024)
99.3†	Charter of the Nominating and Corporate Governance Committee (incorporated by reference to Exhibit 99.4 to the current report on Form 6-K filed with the SEC on October 2, 2024)
99.4*	Code of Business Conduct and Ethics
99.5†	Clawback Policy (incorporated by reference to Exhibit 99.6 to the Registration Statement on Form F-1 (file No. 333-281693) filed with the SEC on August 22, 2024)
99.6†	Insider Trading Policy (incorporated by reference to Exhibit 11.3 to the Annual Report on Form 20-F filed with the SEC on April 7, 2025)
99.7*	Whistleblowing Policy
107*	Filing Fee table

† Previously filed

* Filed herewith

** To be filed by amendment

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